Exhibit 4.1

MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP

and

MGP FINANCE CO-ISSUER, INC.,

as Issuers,

THE SUBSIDIARY GUARANTORS PARTY HERETO,

as Subsidiary Guarantors

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

3.875% SENIOR NOTES DUE 2029

INDENTURE

DATED AS OF NOVEMBER 19, 2020

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EXHIBITS
Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE

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INDENTURE dated as of November 19, 2020 among MGM Growth Properties Operating Partnership LP, a Delaware limited partnership (the “Company”), MGP Finance Co-Issuer, Inc., a Delaware corporation (the “Co-Issuer” and, together with the company, the “Issuers”), the Subsidiary Guarantors (as hereinafter defined) party hereto, and U.S. Bank National Association, a national banking association, as Trustee (the “Trustee”).

The Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 3.875% Senior Notes due 2029 (the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01    Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“2020 Amendment to Master Lease” means the sixth amendment to the Master Lease by and between the Landlord and the Tenant, dated as of February 14, 2020.

“2020 CMBS Debt” means one or more mortgage and mezzanine financings incurred pursuant to the 2020 CMBS Debt Agreement.

“2020 CMBS Debt Agreement” means the loan agreement by and among the 2020 JV or one or more of its wholly-owned Subsidiaries (including the 2020 Landlord), each lender from time to time party thereto and Citi Real Estate Funding Inc., as administrative agent, dated as of February 14, 2020.

“2020 JV” means MGP BREIT Venture 1 LLC, a Delaware limited liability company.

“2020 JV Agreement” means the limited liability company agreement of the 2020 JV.

“2020 Landlord” means Mandalay Propco, and Grand Propco, together in their capacity as landlord under the 2020 Master Lease, together with each of their permitted successors and assigns.

“2020 Master Lease” means the lease by and between 2020 Landlord as the landlord and MGM Lessee II, LLC, a Delaware limited liability company, as the tenant, dated as of February 14, 2020.

“2020 Master Transaction Agreement” means that certain Master Transaction Agreement among the Company, MGM and BCORE Windmill Parent LLC, dated as of January 14, 2020.

“2020 Non-Recourse Guaranty” means the guaranty agreement by and among BREIT OP and the Company, as guarantors and Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Deutsche Bank AG, New York Branch and Société Générale Financial Corporation, dated as of February 14, 2020.

“2020 Tax Protection Agreement” means that certain agreement among MGM, the Company and the 2020 JV, dated as of February 14, 2020.

“Acceptable Land Use Arrangements” means the provisions of any easement agreements, street dedications or vacations, entitlements, public and/or private utility easements, licenses, declarations of covenants, conditions and restrictions, and other similar provisions granted by the Company or its Subsidiaries which (a) now exist, (b) are permitted to be entered into under the terms of any leases related to the Company’s Real Property and which in the aggregate do not materially burden or impair the Fair Market Value or use of such Company’s Real Property for the purposes for which it is or may reasonably be expected to be held or (c) similar arrangements which are permitted as to their form and substance pursuant to the terms of agreements governing any Secured Indebtedness permitted to be incurred hereunder.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition from such Person by a Restricted Subsidiary whether or not Incurred by such Person in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition will not be Acquired Indebtedness.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02, 2.13 and 4.08 hereof, as part of the same series as the Initial Notes.

“Adjusted Total Assets” means, as of any date of determination, Consolidated EBITDA for the Test Period most recently ended on or prior to such date of determination (determined, for any Fiscal Quarter (or portion thereof) ending prior to the closing of transactions contemplated by or related to (i) the Northfield Agreements, (ii) the Empire City Agreements, (iii) the Park Agreements and (iv) the Windmill Transaction Agreements, on a Pro Forma Basis to give effect to the effectiveness of such transactions throughout such period, as if each had occurred at the beginning of such four-quarter period) divided by 8.00% plus (1) in the case of any Development Property or Redevelopment Property (or former Development Property or Redevelopment Property) prior to the date when financial results for at least one complete Fiscal Quarter following completion or opening of the applicable development project are available, 100% of the book value (determined in accordance with GAAP but determined without giving effect to any depreciation) of any such Development Property or Redevelopment Property (or former Development Property or Redevelopment Property) owned or leased under an Eligible Ground Lease by the Company and its Restricted Subsidiaries as of such date of determination, plus (2) 100% of the book value (determined in accordance with GAAP) of any undeveloped land owned or leased under an Eligible Ground Lease by the Company and its Restricted Subsidiaries as of such date of determination, plus (3) an amount (but not less than zero) equal to all Unrestricted Cash and Cash Equivalents on hand of the Company and its Restricted Subsidiaries as of such date, plus (4) an amount (but not less than zero) equal to all earnest money deposits associated with potential acquisitions by the Company and its Restricted Subsidiaries as of such date, plus (5) the book value (determined in accordance with GAAP) (but determined without giving effect to any depreciation or amortization) of all other Investments (for the avoidance of doubt, other than Income Properties, Development Properties, Redevelopment Properties and unimproved land) held by the Company and its Restricted Subsidiaries as of such date (exclusive of goodwill and other intangible assets); provided that, (A) the Consolidated EBITDA attributable to any Income Property, Development Property or Redevelopment Property that is leased by the Company and its Restricted Subsidiaries pursuant to a lease that is not an Eligible Ground Lease shall be excluded, and (B) the Consolidated EBITDA attributable to any Development Property, Redevelopment Property or undeveloped land (or former Development Property, Redevelopment Property or undeveloped land) the book value of which is included in Adjusted Total Assets under clause (1) or (2) above, shall be excluded.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any note on any redemption date the greater of (1) 1.0% of the principal amount of such note and (2) the excess (if any) of (A) the present value at such redemption date of (i) the redemption price of such note at November 15, 2028 (the date that is three months prior to the scheduled maturity date of the Notes) plus (ii) all required interest payments due on such note through November 15, 2028 (the date that is three months prior to the scheduled maturity date of the Notes) (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate on such redemption date (or in the case of a satisfaction and discharge of this Indenture or a legal defeasance or covenant defeasance under this Indenture, the Treasury Rate as of two Business Days prior to the date on which funds to pay the Notes are deposited with the Trustee) plus 50 basis points over (B) the principal amount of such note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000.

“Asset Acquisition” means:

(1)    an investment by the Company or its Restricted Subsidiaries in any other Person pursuant to which such Person becomes a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or any of its Restricted Subsidiaries; and

(2)    an acquisition by the Company or any of its Restricted Subsidiaries from any other Person of a Property or other assets that constitute substantially all of a division or line of business of any other Person.

“Asset Sale” means any sale, transfer or other disposition (each, a “disposition”), including by way of merger or consolidation, in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of any assets or properties consisting of:

(1)    all or any of the Capital Stock of any Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(2)    all or substantially all of the property or assets of an operating unit or line of business of the Company or any of its Restricted Subsidiaries; or

(3)    any other property and assets of the Company or any of its Restricted Subsidiaries (other than Capital Stock of a Person that is not a Restricted Subsidiary) outside of the ordinary course of business;

provided that the term “Asset Sale” will not include:

(A)    dispositions of property or assets (including leases of real property) in the ordinary course of business;

(B)    dispositions of assets with a Fair Market Value, or involving net cash proceeds to the Company or a Restricted Subsidiary, not in excess of the greater of (a) $200.0 million and (b) an amount equal to 3.0% of Adjusted Total Assets, in any transaction or series of related transactions;

(C)    the disposition of cash or Cash Equivalents;

(D)    a disposition of all or substantially all the assets of the Company or any Restricted Subsidiaries in accordance with Section 5.01 hereof;

(E)    dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;

(F)    a Restricted Payment or Permitted Investment that is permitted by Section 4.06 hereof;

(G)    an exchange of assets; provided that (x) the Company has determined in good faith that the Fair Market Value of the assets disposed of in such exchange is at least equal to the Fair Market Value of the assets received in such exchange and (y) at least 75% of the consideration received by the Company and its Restricted Subsidiaries in such exchange constitutes assets or other property of a kind useful to or usable by the Company or any of its Restricted Subsidiaries in its business as conducted prior to the date of such exchange; provided, however, that any cash consideration will constitute Net Cash Proceeds subject to Section 4.09 hereof;

(H)    the creation of a Lien not prohibited by this Indenture and the disposition of assets resulting from the foreclosure upon a Lien;

(I)    the disposition of damaged, obsolete, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and dispositions of property no longer used, useful or economically practicable to maintain in the conduct of the business of Holdings, the Company or the Restricted Subsidiaries (including, for the avoidance of doubt, the Asset Sale of any operator; provided that Holdings, the Company or a Restricted Subsidiary, as applicable, enters into a binding agreement to sell or dispose of such operator within twelve months after the date of acquisition of such operator), and the termination or assignment of Contractual Obligations (other than the Master Lease or any Similar Leases) to the extent such termination or assignment does not have a material adverse effect;

(J)    any foreclosure on assets;

(K)    trade-ins or exchanges of equipment or other fixed assets in the ordinary course of business;

(L)    the settlement or early termination of any Permitted Bond Hedge Transaction and the settlement or early termination of any related Permitted Warrant Transaction;

(M)    operating leases and subleases and similar arrangements of any real or personal property in the ordinary course of business (which for the avoidance of doubt, includes operating subleases) and leases or subleases not interfering in any material respect with the ordinary course of business of Holdings, the Company or the Restricted Subsidiaries (which for the avoidance of doubt, includes operating subleases);

(N)    licenses or sublicenses of Intellectual Property made in the ordinary course of business;

(O)    (i) termination of leases (other than the Master Lease) and Swap Contracts in the ordinary course of business, (ii) the expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights (other than under the Master Lease) or the settlement, release or surrender of contractual rights (other than under the Master Lease) or other litigation claims (including in tort) in the ordinary course of business;

(P)    sales of (x) assets hereafter acquired pursuant to an acquisition or Investment permitted under this Indenture which assets are not used or useful to the principal business of Holdings, the Company or its Restricted Subsidiaries or (y) any existing assets of the Holdings, the Company or its Restricted Subsidiaries which are divested in connection with an acquisition or Investment as required by applicable regulatory authorities;

(Q)    any sale, transfer or other sale of any aircraft and any assets directly related to the operation thereof and any limited liability company or other special purpose vehicle that has been organized solely to own any aircraft and related assets;

(R)    any sale consisting of the grant of Acceptable Land Use Arrangements;

(S)    transactions involving sales of equipment or Real Property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such transaction are applied to the purchase price of such replacement property, in each case within 180 days of receiving the proceeds of such transaction; provided that (i) any such transaction shall be for Fair Market Value (as determined by the Company in good faith), (ii) an Income Property may not be exchanged under this clause (S) for any property other than a replacement Income Property of similar or higher quality (as reasonably determined by the Company) (and if such Income Property is located on the “Las Vegas Strip,” the replacement Income Property must also be located on the “Las Vegas Strip”) and (iii) no transaction under this clause (S) shall be permitted if after giving effect thereto the aggregate amount of all transactions under this clause (S) shall exceed 20% of Adjusted Total Assets as of the last day of the most recently completed Fiscal Quarter ended prior to the date of such proposed transaction;

(T)    the sale of the Equity Interests of an Unrestricted Subsidiary;

(U)     any sale by Holdings, the Company or any Restricted Subsidiary to MGM or any of its Affiliates of any Reparceled Property;

(V)    any disposition of Designated Non-cash Consideration; provided that such disposition increases the amount of Net Cash Proceeds of the Asset Sale that resulted in such Designated Non-cash Consideration;

(W)    Asset sales of the operations related to any Income Property acquired after the Issue Date; provided that the aggregate amount of all asset sales under this clause (W) shall not exceed the greater of (i) $200.0 million and (ii) an amount equal to 3.0% of Adjusted Total Assets; and

(X)    sales of assets or any capital stock or other Equity Interests sold or otherwise transferred to a joint venture, Unrestricted Subsidiary or other third party (and any leases entered into by the Company or its Restricted Subsidiaries in connection therewith) for, in the good faith determination of the Company, fair market value, so long as the consideration consists of cash, Cash Equivalents, debt assumption or forgiveness and/or Equity Interests in the Company; provided that the aggregate amount of all asset sales under this clause (X) shall not exceed the greater of (i) $300.0 million and (ii) an amount equal to 4.0% of Adjusted Total Assets.

For purposes of determining compliance with this definition, in the event that any transaction (or any portion thereof) meets the criteria of more than one of the categories of permitted Asset Sales described in clauses (A) through (X) above, the Company may, in its sole discretion, at the time of Asset Sale, divide or classify such Asset Sale (or any portion thereof) under any clause under which the assets subject to such Asset Sale would then be permitted to be disposed pursuant to, and at any future time may divide, classify or reclassify such Asset Sale (or any portion thereof) under any clause under which it would be permitted to be disposed of at such later time, and in each case will only be required to include the amount and type of such Asset Sale in one or more of the above clauses.

“Average Life” means at any date of determination with respect to any Indebtedness, the quotient obtained by dividing:

(1)    the sum of the products obtained by multiplying:

(A)    the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security, and

(B)    the amount of such principal payment; by

(2)    the sum of all such principal payments.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-05 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)    with respect to the Company, its board of directors or, if the Company does not have a board of directors, the board of directors of its general partner;

(2)    with respect to Holdings, its board of directors;

(3)    with respect to MGM GP, the board of directors of its managing member; and

(4)    with respect to any other Person, (A) if the Person is a corporation, the board of directors of the corporation, (B) if the Person is a partnership, the board of directors of the general partner of the partnership, (C) if the Person is a member managed limited liability company, the board of directors of its managing member, and (D) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of a company to have been duly adopted by the Board of Directors of such company and to be in full force and effect on the date of such certificate, and delivered to the Trustee.

“BREIT OP” means BREIT Operating Partnership L.P., a Delaware limited partnership.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law or regulation to close in the State of New York or, with respect to any payments to be made under this Indenture, the place of payment.

“Capital Markets Indebtedness” means any Indebtedness having an aggregate outstanding principal amount in excess of $100.0 million, consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act, (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC or (c) a private placement to institutional investors. For the avoidance of doubt, the term “Capital Markets Indebtedness” does not include any Indebtedness under commercial bank facilities or similar Indebtedness, Sale and Leaseback Transaction, Finance Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness incurred in a manner not customarily viewed as a “securities offering.”

“Capital Stock” means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting), including partnership interests, whether general or limited, in the equity of such Person, whether outstanding on the Issue Date or issued thereafter.

“Cash Equivalents” means any of the following types of Investments:

(1)    Government Securities due within one year after the date of the making of the Investment;

(2)    readily marketable direct obligations of any State of the United States or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least Aa by Moody’s or AA by S&P in each case due within one year from the making of the Investment;

(3)    time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (7) of this definition and (iii) has combined capital and surplus of at least $1.0 billion, in each case with maturities of not more than one year from the date of acquisition thereof;

(4)    certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers’ acceptances of, and repurchase agreements covering Government Securities executed by any bank incorporated under the laws of the United States, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250.0 million, or total assets of at least $5.0 billion, in each case due within one year after the date of the making of the Investment;

(5)    certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers’ acceptances of, and repurchase agreements covering Government Securities executed by any branch or office located in the United States of a bank incorporated under the laws of any jurisdiction outside the United States having on the date of such Investment combined capital, surplus and undivided profits of at least $500.0 million, or total assets of at least $15.0 billion, in each case due within one year after the date of the making of the Investment;

(6)    repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934, as amended, having on the date of the Investment capital of at least $500.0 million, due within 90 days after the date of the making of the Investment; provided that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a “primary dealer” in such Government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

(7)     commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(8)    “money market preferred stock” issued by a corporation incorporated under the Laws of the United States or any State thereof (i) given on the date of such Investment a credit rating of at least Aa by Moody’s and AA by S&P, in each case having an investment period not exceeding 50 days or (ii) to the extent that investors therein have the benefit of a standby letter of credit issued by a lender or a bank described in clauses (3) or (4) above;

(9)    a readily redeemable “money market mutual fund” sponsored by a bank described in clause (4) or (5) above, or a registered broker or dealer described in clause (6) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (1) through (8) hereof;

(10)    corporate notes or bonds having an original term to maturity of not more than one year issued by a corporation incorporated under the Laws of the United States or any State thereof, or a participation interest therein; provided that any commercial paper issued by such corporation is given on the date of such Investment a credit rating of at least A2 by Moody’s and A by S&P; and

(11)    Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (1), (3) and (7) of this definition.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means (a) any Person that, at the time it enters into a Cash Management Agreement, is a lender or an Affiliate of a lender or the administrative agent or an Affiliate of the administrative agent under any Credit Facilities, in its capacity as a party to such Cash Management Agreement and (b) any Person that, at the time it, or its Affiliate, became a lender or the administrative agent under any Credit Facilities, was a party to a Cash Management Agreement.

“Change of Control” means the occurrence of any of the following:

(1)    the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13 (d)(3) of the Exchange Act));

(2)    the adoption of a plan relating to the liquidation or dissolution of Holdings or the Company;

(3)    the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (other than a Permitted Holder) including any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Holdings, measured by voting power rather than number of shares;

(4)    Holdings consolidates with, or merges with or into, any Person (other than a Permitted Holder), or any Person (other than a Permitted Holder) consolidates with, or merges with or into, Holdings, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Holdings or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Holdings outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction);

(5)    Holdings (or a Wholly Owned Subsidiary of Holdings) shall cease to be the sole general partner of the Company; or

(6)    The Landlord shall cease to be a Wholly Owned Subsidiary of the Issuers or the Landlord shall cease to be the “Landlord” under the Master Lease.

Notwithstanding the foregoing: (A) any holding company, all or substantially all of the assets of which are comprised of the Company or any Parent Entity of the Company, shall not itself be considered a “person” or “group” for these purposes; (B) the transfer of assets between or among the Company’s

Restricted Subsidiaries and the Company shall not itself constitute a Change of Control; (C) the term “Change of Control” shall not include a merger or consolidation of the Company with or the sale, assignment, conveyance, transfer or other disposition of all or substantially all of the Company’s assets to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure; and (D) a “person” or “group” shall not be deemed to have beneficial ownership of securities subject to a stock or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement.

“Clearstream” means Clearstream Banking, S.A.

“Co-Issuer” means MGP Finance Co-Issuer, Inc., a Delaware corporation, and any and all successors thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the Issue Date or issued thereafter, including, without limitation, all series and classes of common stock.

“Common Units” means the limited partnership units of the Company, that by their terms are redeemable at the option of the holder thereof and that, if so redeemed, at the election of Holdings are redeemable for cash or Common Stock of Holdings.

“Company” means MGM Growth Properties Operating Partnership LP, a Delaware limited partnership, and any and all successors thereto.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and on a Pro Forma Basis, plus, to the extent such amount was deducted in calculating Consolidated Net Income (without duplication):

(1)    any extraordinary loss reflected in such Consolidated Net Income and, without duplication, any loss associated with the early retirement of Indebtedness and with any disposition not in the ordinary course of business, minus

(2)    any extraordinary gain reflected in such Consolidated Net Income, and, without duplication, any gains associated with the early retirement of Indebtedness and with any disposition not in the ordinary course of business, plus

(3)    all Consolidated Interest Expense; plus

(4)    all income tax expense, including, without limitation, state, provincial or territorial, franchise and similar taxes and foreign withholding taxes of the Company accrued during such period; plus

(5)    any depreciation and amortization expenses; plus

(6)    all unusual or non-recurring expenses and/or all non-cash items, expenses or charges; plus

(7)    expenses classified as “pre-opening and start-up expenses” on the financial statements of the Company and its Restricted Subsidiaries for that period, plus

(8)    rental revenues receivable in cash related to any Master Lease and not recognized under GAAP minus rent revenues recognized under GAAP but not currently receivable in cash under any Master Lease; plus

(9)    (i) all transaction fees, costs and expenses incurred in connection with any Equity Offering, Permitted Investments, acquisition, dispositions, recapitalizations, mergers, amalgamations, option buyouts and the Incurrence, modification, repayment or redemption of Indebtedness permitted to be incurred under this Indenture (including any permitted refinancing in respect thereof) or any amendments, waivers or other modifications under the agreements relating to such Indebtedness or similar transactions or any fees, costs and expenses related to entering into new leases or lease modification or restructuring (regardless of whether any such transaction described in this clause (i) is completed) and (ii) without duplication of any of the foregoing, non-operating or non-recurring professional fees, costs and expenses for such period; plus

(10)    provisions for loan losses; plus

(11)    to the extent deducted and not added back in the calculation of Consolidated Net Income for such period, cost reimbursements made to the Company and the Restricted Subsidiaries by the 2020 JV; plus

(12)    cash received in excess of the amount recognized in Consolidated Net Income pursuant to leases that do not qualify as operating leases; minus

(13)    income recognized in Consolidated Net Income in excess of cash received pursuant to leases that do not qualify as operating leases.

For purposes of determining Consolidated EBITDA for any Test Period that includes any period after the date of receipt of the first recurring or ordinary course monthly distribution from the 2020 JV to the Company and its Restricted Subsidiaries but prior to the end of the first full Test Period after such distribution, the aggregate amount of such distribution for such Test Period shall include the actual amount of distributions received during such Test Period annualized to the end of such Test Period (or such other methodology reasonably agreed by the administrative agent under the Credit Agreement). Notwithstanding the foregoing, the distribution from the 2020 JV in connection with the 2020 Windmill Transaction Agreements and the transactions contemplated thereby shall be deemed to be a non-ordinary course and non-recurring distribution and shall not be included in the calculation of Consolidated EBITDA for any purpose.

In addition, Consolidated EBITDA will exclude the impact of all currency translation gains or losses related to non-operating currency transactions (including any net loss or gain resulting from Currency Agreements).

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest expense in respect of Indebtedness of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and on a Pro Forma Basis, including (without duplication):

(1)    all interest expense that was capitalized during such period;

(2)    amortization of original issue discount and the interest portion of any deferred payment obligation;

(3)    all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers’ acceptance financing;

(4)    the net cash costs associated with Interest Rate Agreements and Indebtedness that is Guaranteed or secured by assets of the Company or any of its Restricted Subsidiaries;

(5)    whether or not treated as interest expense in accordance with GAAP, all cash dividends or other distributions accrued (excluding dividends payable solely in Equity Interests (other than Disqualified Stock) of the Company) on any series of Disqualified Stock of the Company and any series of Preferred Stock of any Restricted Subsidiary of the Company during such period; and

(6)    the interest portion of payments paid or payable (without duplication) on Finance Lease Obligations;

excluding, to the extent included in interest expense above:

(A)    the amount of such interest expense of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to clause (2) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded such calculation) as determined on a consolidated basis in accordance with GAAP;

(B)    any premiums, fees and expenses (and any amortization thereof) paid in connection with the Incurrence of any Indebtedness;

(C)    amortization of financing fees and debt issuance costs; and

(D)    any non-cash costs associated with Hedging Obligations and all after-tax gains and losses attributable to the settlement or termination of Hedging Obligations.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, without any reduction in respect of dividends on Preferred Stock, and without giving effect to deductions for non-controlling or minority interests; provided that the following items will be excluded in computing Consolidated Net Income, without duplication:

(1)    the net income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent of the amount of cash dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during such period (and, for the avoidance of doubt, the amount of such cash dividends and other distributions will be included in calculating Consolidated Net Income);

(2)    solely for purposes of determining amounts available for Restricted Payments under the definition of “Funds From Operations” pursuant to Section 4.06(a)(4)(C)(i) hereof, the net income (or loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, except to the extent of the amount of cash dividends or other distributions actually paid (or that could have been paid) to the Company or any of its Restricted Subsidiaries by such Person during such period;

(3)    all after-tax gains or losses attributable to Asset Sales and other asset dispositions;

(4)    all after-tax gains or losses attributable to the extinguishment, retirement or conversion of debt and all after-tax gains and losses attributable to the settlement or termination of Hedging Obligations;

(5)    all after-tax extraordinary gains and extraordinary losses;

(6)    all after-tax gains and losses realized as a result of the cumulative effect of a change in accounting principles;

(7)    all impairment charges or asset write-offs or write-downs, including those related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

(8)    all non-cash gains and losses attributable to mark-to-market valuation of Hedging Obligations pursuant to Accounting Standards Codification 815; and

(9)    all non-cash charges and expenses related to stock-based compensation plans or other non-cash compensation.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any contractual obligation to which such Person is a party or by which it or any of its Property is bound or subject.

“Convertible Indebtedness” means Indebtedness of the Company (which may be Guaranteed by the Subsidiary Guarantors) permitted to be incurred under the terms of this Indenture that is (1) either (a) convertible into common stock of Holdings (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of Holdings and/or cash (in an amount determined by reference to the price of such common stock) and (2) subordinated to the Notes and all Obligations with respect to the Notes on terms customary at the time for convertible subordinated debt securities.

“Corporate Services Agreement” means the corporate services agreement among the Company, Holdings and MGM, dated as of April 25, 2016, and any amendment, modification or extension thereto to the extent such amendment, modification or extension is not, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, or to the Holders of the Notes, as determined by the Company in good faith.

“Corporate Trust Office of the Trustee” means the address of the Trustee specified in Section 12.01 hereof or such other address as to which the Trustee may give notice to the Issuers.

“Credit Agreement” means that certain Credit Agreement, dated as of April 25, 2016, among Holdings, the Company, the lenders party thereto and Bank of America, N.A., as administrative agent, including any related notes, guarantees and collateral documents, as amended on October 26, 2016 and as further amended on May 1, 2017, March 23, 2018, June 12, 2018 and February 14, 2020, and as the same may be further amended, modified or supplemented from time to time.

“Credit Facilities” means one or more debt facilities (including the Credit Agreement), commercial paper facilities, securities purchase agreement, indenture or similar agreement, in each case, with banks or other institutional lenders or investors providing for revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) letters of credit or the issuance of securities, including any related notes, guarantees, collateral documents, instruments and agreement executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Currency Agreement” means any agreement or arrangement designed to protect against fluctuations in currency exchange rates.

“Custodian” means the Trustee, as custodian for the Depositary or its nominee with respect to the Notes in global form, or any successor entity thereto.

“Customary Non-Recourse Exclusions” means usual and customary exceptions and non-recourse carve-outs in nonrecourse debt financings of real property and other carve-outs appropriate in the good faith determination of the Company to the financing, including, without limitation, exceptions by reason of (a) any fraudulent misrepresentation made by the Issuers or any of their Restricted Subsidiaries in or pursuant to any document evidencing any Indebtedness, (b) any unlawful act on the part of the Issuers or any of their Restricted Subsidiaries in respect of the Indebtedness or other liabilities of any Restricted Subsidiary of the Issuers, (c) any waste or misappropriation of funds by the Issuers or any of their Restricted Subsidiaries in contravention of the provisions of the Indebtedness or other liabilities of any Restricted Subsidiary, (d) customary environmental indemnities associated with the real property of any Restricted Subsidiary, (e) voluntary bankruptcy, (f) failure of the Issuers or any of their Restricted Subsidiaries to comply with applicable special purpose entity covenants, (g) any failure to maintain insurance required pursuant to any document evidencing any Indebtedness, or (h) any failure to comply with restrictions on the transfer of real property set forth in any document evidencing any Indebtedness, but excluding exceptions by reason of (i) non-payment of the debt incurred in such non-recourse financing (other than usual and customary exceptions in respect of the first debt service payment), or (ii) the failure of the relevant Restricted Subsidiary to comply with financial covenants.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Regulated Bank or a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Performance References.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company, Holdings or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration by an officer of the Company, less the amount of cash received in connection with a subsequent sale, redemption, payment or collection of, on or with respect to such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock by the Company on the issuance date thereof and the cash proceeds of which are excluded from the calculation set forth in Section 4.06(a)(4)(C) hereof.

“Development Property” means real property acquired for purposes of becoming, or currently under development into, an Income Property that is owned, operated or leased or otherwise controlled by the Company or its Restricted Subsidiaries. Each Development Property shall continue to be classified as a Development Property under this Indenture until the Company reclassifies such Development Property as an Income Property for purposes of this Indenture, upon and after which such Property shall be classified as an Income Property under this Indenture.

“Disqualified Stock” means any class or series of Capital Stock (other than Common Units) of any Person that by its terms or otherwise is:

(1)    required to be redeemed prior to the Stated Maturity of the Notes, other than in exchange for Common Units or other Equity Interests of the Company that do not constitute Disqualified Stock;

(2)    redeemable at the option of the holder of such class or series of Capital Stock, at any time prior to the Stated Maturity of the Notes, other than in exchange for Common Units or other Equity Interests of the Company that do not constitute Disqualified Stock; or

(3)    convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes;

provided that any Capital Stock that would not constitute Disqualified Stock but for (A) provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes will not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than as is customary for such instruments or the provisions of this Indenture described in Sections 4.09 and 4.13 hereof, and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to, if applicable, the Issuers’ repurchase of the Notes as are required to be repurchased pursuant to the provisions of this Indenture described in Sections 4.09 and 4.13 hereof, or (B) customary put and call arrangements between joint venture partners with respect to their common equity investments in joint ventures will not, in any such case, be treated as Disqualified Stock solely as a result of the items referred to in this proviso.

“Drop-Down Transaction” means an acquisition of Property by the Company or any Restricted Subsidiary from any Person in one or a series of related transactions.

“Empire City Agreements” means the agreements with respect to the transactions involving the acquisition of real property associated with Empire City Casino Race Track and Casino.

“Eligible Ground Lease” means each ground lease with respect to an Income Property, Redevelopment Property, Development Property or undeveloped land executed by the Company, or any Restricted Subsidiary that is a Wholly Owned Subsidiary, as lessee, that (1) has a remaining lease term (including extension or renewal rights exercisable at the sole option of the tenant thereunder) of at least twenty-five (25) years, calculated as of the date such property becomes included in the calculations of Adjusted Total Assets hereunder, (2) is free and clear of any Liens (other than Permitted Liens) and (3) contains customary financing provisions including, without limitation, notice and cure rights, and any amendment, modification or extension thereto to the extent such amendment, modification or extension is not, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, or to the Holders of the Notes, as determined by the Company in good faith; provided that the MGM National Harbor Hotel and Casino Ground Lease shall be considered an “Eligible Ground Lease” at the time the Company or one of its Restricted Subsidiaries acquires the hotel and casino with respect to the MGM National Harbor Hotel and Casino Ground Lease.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private offering of Equity Interests (other than Disqualified Stock or Designated Preferred Stock) of (1) the Company or (2) Holdings; provided that the net proceeds of any such public or private offering by Holdings are (or are contemplated to be in the event unsuccessful) contributed by Holdings to the common equity capital of the Company.

“Existing Notes” means the Issuers’ (i) 5.625% Senior Notes due 2024, (ii) 4.625% Senior Notes due 2025, (iii) 4.500% Senior Notes due 2026, (iv) 5.750% Senior Notes due 2027 and (v) 4.500% Senior Notes due 2028.

“Existing Notes Guarantees” means the guarantees of the Existing Notes.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means the Net Cash Proceeds, or the Fair Market Value of property or assets, received by the Company as a contribution to the Company’s common equity after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company, in each case as determined in good faith by the Company and not previously included in the calculation set forth in Section 4.06(a)(4)(C)(ii)(a) and Section 4.06(a)(4)(C)(ii)(b) hereof, for purposes of determining whether a Restricted Payment may be made.

“Excluded Subsidiary” means (i) any Immaterial Subsidiary, (ii) any Foreign Subsidiary, any Subsidiary of a Foreign Subsidiary and any FSHCO, (iii) any Restricted Subsidiary of the Company acquired or formed after the Issue Date in an Investment permitted under this Indenture which, at the time of such acquisition or formation, is not a Wholly Owned Subsidiary, (iv) any Restricted Subsidiary that is subject to regulation as an insurance company (or any Restricted Subsidiary thereof), (v) any Restricted Subsidiary that is a special purpose entity used for a securitization facility permitted under this Indenture, (vi) any Restricted Subsidiary prohibited from guaranteeing Obligations (x) by applicable law, rule or regulation existing on the Issue Date or (y) by applicable law, rule, regulation existing at the time of acquisition of such Restricted Subsidiary after the Issue Date, (vii) any Restricted Subsidiary acquired after the Issue Date that is prohibited by any agreement, instrument or other undertaking to which such Restricted Subsidiary is a party, or by which it or any of its property or assets is bound, from guaranteeing the Obligations shall not be required to be a Guarantor for so long as such prohibition exists (provided that any such agreement, instrument or other undertaking existed at the time of such acquisition or investment and was not entered into in connection with or in anticipation of such acquisition or investment), (viii) any Restricted Subsidiary which would require governmental or regulatory consent, approval, license or authorization to provide a guarantee, unless such consent, approval, license or authorization has been received, (ix) any Restricted Subsidiary to the extent such guarantee would reasonably be expected to result in material adverse tax consequences (as reasonably determined by the Company) and (x) any Restricted Subsidiary where the cost of providing such guarantee is excessive in relation to the value afforded thereby (as reasonably determined by the Company), it being understood and agreed that if a Subsidiary executes a Guarantee, such Subsidiary shall constitute a “Subsidiary Guarantor”.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction under the applicable circumstances, as determined in good faith by the Chief Financial Officer of the Company.

“Fall-Away Event” means, with respect to the Notes, such time as (i) the Notes are rated Investment Grade by each of S&P and Moody’s (or, if either (or both) of S&P and Moody’s have been replaced in accordance with the definition of “Rating Agencies,” by each of the then applicable Rating Agencies) and (ii) no Event of Default has occurred and is continuing under this Indenture (such date, the “Fall-Away Date”).

“Finance Lease” means, as applied to any Person, any lease of any property by that Person as lessee that, in conformity with GAAP, is required to be classified and accounted for as a finance lease on the balance sheet of that Person; provided, that for the avoidance of doubt, any lease that is accounted for by any Person as an operating lease as of the Issue Date and any Similar Lease entered into after the Issue Date by any Person may, in the sole discretion of the Company, be treated as an operating lease and not a Finance Lease; and provided further that any Master Lease will not be deemed to be a Finance Lease.

“Finance Lease Obligations” means the liability under a Finance Lease as reflected on the balance sheet of such Person in accordance with GAAP.

“Fiscal Quarter” means the fiscal quarter of the Company consisting of the three calendar month periods ending on each March 31, June 30, September 30 and December 31.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any State thereof or the District of Columbia, and any direct or indirect Subsidiary of such Foreign Subsidiary.

“FSHCO” means any Restricted Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia and substantially all of whose assets consists of the capital stock of one or more Foreign Subsidiaries.

“Funds From Operations” means, for any period, the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus, to the extent deducted in calculating Consolidated Net Income (without duplication):

(1)    all depreciation expense; plus

(2)    all amortization expense; plus

(3)    amortization of financing costs, including early write-off of financing costs; plus

(4)    after-tax losses (A) attributable to the extinguishment, retirement or conversion of debt and to the settlement or termination of Hedging Obligations or (B) attributable to Asset Sales and other asset dispositions; plus

(5)    rental revenues receivable in cash related to any Master Lease and not recognized under GAAP minus rent revenues recognized under GAAP but not currently receivable in cash under any Master Lease; plus

(6)    all other unusual and non-recurring and/or non-cash charges, expenses or losses; less

(7)    gains (A) attributable to the extinguishment, retirement or conversion of debt and to the settlement or termination of Hedging Obligations or (B) attributable to Asset Sales and other asset dispositions.

For purposes of determining Funds From Operations for any period that includes any period occurring prior to the Issue Date, Funds From Operations shall be determined as if the Master Lease has been in effect throughout such period, in each case, as reasonably determined by the Company in good faith.

“GAAP” means generally accepted accounting principles in the United States set forth in the Financial Accounting Standards Board (FASB) Accounting Standards Codification® and rules and interpretive releases of the SEC under authority of federal securities laws that are applicable to the circumstances as of the date of determination, consistently applied as in effect on the Issue Date.

“Gaming Approval” means any and all approvals, licenses, findings of suitability, authorizations, permits, consents, rulings, orders or directives of any Governmental Authority: (1) necessary to enable the Company or its Restricted Subsidiaries to engage in the casino, gambling, racing or gaming business, or in the business of owning or leasing real property or vessels used in the casino, gambling, pai gow poker, racing or gaming business or otherwise to continue to conduct its business substantially as is presently conducted or contemplated to be conducted following the Issue Date, (2) required by any Gaming Law, or (3) required as is contemplated on the Issue Date, to accomplish the financing and other transactions contemplated hereby.

“Gaming Authority” means any governmental agency, authority, board, bureau, commission, department, office or instrumentality with regulatory, licensing or permitting authority or jurisdiction over any gaming business or enterprise or any Gaming Facility, or with regulatory, licensing or permitting authority or jurisdiction over any gaming operating (or proposed gaming or racing operation) owned, leased, managed or operating by the Company or any of its Subsidiaries.

“Gaming Facility” means any casino, hotel, resort, race track, off-track wagering site, venue at which gaming or wagering is conducted, and all related or ancillary property and assets.

“Gaming Laws” means all applicable provisions of all: (a) constitutions, treaties, statutes or laws governing Gaming Facilities (including, without limitation, card club casinos and pari-mutual race tracks) and rules, regulations, codes and ordinances of, and all administrative or judicial orders or decrees or other laws pursuant to which, any Gaming Authority possesses regulatory, licensing or permit authority over gambling, gaming, racing or Gaming Facility activities conducted or managed by the Company or any of their Subsidiaries or affiliates within its jurisdiction; (b) Gaming Approvals; and (c) orders, decisions, determinations, judgments, awards and decrees of any Gaming Authority.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4) or 2.06(d)(2) hereof.

“Government Securities” means readily marketable (a) direct full faith and credit obligations of the United States or obligations guaranteed by the full faith and credit of the United States and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States that are generally considered in the securities industry to be implicit obligations of the United States.

“Governmental Authority” means any government or political subdivision of the United States or any other country, whether national, federal, state, provincial, local or otherwise, or any agency, authority, board, bureau, central bank, commission, department or instrumentality thereof or therein, including, without limitation, any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision (including any supra-national bodies such as the European Union or the European Central Bank) including, without limitation, any Gaming Authority.

“Grand Propco” means MGM Grand Propco, LLC, a Delaware limited liability company.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)    to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person; or

(2)    entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hedge Bank” means any Person that, at the time it enters into a Swap Contract, is a lender or an Affiliate of a lender or the administrative agent or an Affiliate of the administrative agent under any Credit Facilities, in its capacity as a party to such Swap Contract.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any Interest Rate Agreement or Currency Agreement. For the avoidance of doubt, any Permitted Convertible Indebtedness Call Transaction will not constitute Hedging Obligations.

“Holder” means a Person in whose name a Note is registered.

“Holdings” means MGM Growth Properties LLC, the 100% owner of MGM Growth Properties OP GP LLC, the general partner of the Company, and any and all successors thereto.

“Immaterial Subsidiary” means, at any time, any Restricted Subsidiary of the Issuers that, as of the last day of the most recently ended Fiscal Quarter for which consolidated financial statements of the Company are available on or prior to the date of determination, does not have assets (when combined with the assets of all other Immaterial Subsidiaries, after eliminating intercompany obligations) in excess of $100.0 million.

“Income Property” means any real property or assets or vessels (including any personal property ancillary thereto or used in connection therewith) owned, operated or leased or otherwise controlled by the Company or its Restricted Subsidiaries and earning, or intended to earn, current income, whether from rent, lease payments, operations or otherwise. “Income Property” shall not include any Development Property, Redevelopment Property or undeveloped land. Each Income Property shall continue to be classified as an Income Property under this Indenture until the Company reclassifies such Income Property as a Redevelopment Property for purposes of this Indenture, upon and after which such property shall be classified as Redevelopment Property under this Indenture.

“Incremental Term Loans” means any incremental term loans permitted under the Credit Agreement as in effect on the Issue Date.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided that any premiums, interest (including post-petition interest and payment-in-kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness permitted under this Indenture will not be considered to be an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1)    all indebtedness of such Person for borrowed money;

(2)    all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(3)    the face amount of letters of credit or other similar instruments (excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in items (1) or (2) above or items (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

(4)    all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except trade payables;

(5)    all Finance Lease Obligations;

(6)    all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness will be the lesser of (A) the Fair Market Value of such asset at that date of determination and (B) the amount of such Indebtedness;

(7)    all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person (excluding Permitted Non-Recourse Guarantees until such time as they become unconditional obligations of such Person or any of its Restricted Subsidiaries);

(8)    to the extent not otherwise included in this definition, Hedging Obligations; and

(9)    Disqualified Stock of the Company or any Preferred Stock of any Restricted Subsidiary of the Company;

if, and to the extent, any of the preceding items (other than items (3), (6), (7) or (8)) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations of the type described above and, with respect to obligations under any Guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that:

(A)    the amount outstanding at any time of any Indebtedness issued with original issue discount will be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP; and

(B)    Indebtedness will not include any liability for federal, state, local or other taxes.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $750.00 million in aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchasers” means BofA Securities, Inc., Barclays Capital Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Citizens Capital Markets, Inc., Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., J.P. Morgan Securities LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., Deutsche Bank Securities Inc., Truist Securities, Inc., UBS Securities LLC, Morgan Stanley & Co. LLC and KeyBanc Capital Markets Inc.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Intellectual Property” means patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, URLs, copyrights, computer software, trade secrets, know-how and processes.

“Interest Coverage Ratio” means, as of any date of determination, the ratio of (1) the aggregate amount of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recently ended Test Period to (2) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for the most recently ended Test Period; provided, however, for purposes of calculating the Interest Coverage Ratio, Consolidated Interest Expense related to any amortization of deferred financing costs and original issue discount shall be excluded. Notwithstanding the foregoing, for purposes of calculating the Interest Coverage Ratio for any Test Period, such Test Period shall be determined as if the transactions contemplated by or related to (i) the Northfield Agreements, (ii) the Empire City Agreements, (iii) the Park Agreements and (iv) the Windmill Transaction Agreements had been in effect throughout such period, as if each had occurred at the beginning of such fiscal period, in each case, as reasonably determined by the Company in good faith.

“Interest Rate Agreement” means any interest rate swap agreement (whether from fixed to floating or from floating to fixed), interest rate cap agreement or interest rate collar agreement and any other agreement or arrangement designed to manage interest rates or interest rate risk.

“Interim Assumed Drop-Down Indebtedness” means any short-term or interim Indebtedness assumed by the Company or any Restricted Subsidiary in connection with a Drop-Down Transaction that is intended to be replaced or refinanced within 15 days of its initial Incurrence by the Company or such Restricted Subsidiary.

“Interim Drop-Down Indebtedness” means any short-term or interim Indebtedness intended to be assumed by a joint venture, Unrestricted Subsidiary or other third party in connection with an Outgoing Drop-Down Transaction that is intended to be replaced or refinanced within fifteen (15) days of its initial incurrence by such joint venture, Unrestricted Subsidiary or other third party.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including without limitation by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of the Company and its Restricted Subsidiaries, and residual liabilities with respect to assigned leaseholds incurred in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to another Person or any payment for property or services solely for the account or use of another Person, or otherwise), or any purchase or acquisition of Equity Interests, bonds, notes, debentures or other similar instruments issued by, such Person and will include:

(1)    the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

(2)    the Fair Market Value of the Equity Interests (or any other Investment), held by the Company or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary;

provided that the Fair Market Value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary will be deemed not to exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made, less the net reduction of such Investments. For purposes of the definition of “Unrestricted Subsidiary” and the provisions of this Indenture described in Section 4.06:

(A)    “Investment” will include the portion (proportional to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the assets (net of liabilities) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary;

(B)    the Fair Market Value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary will be considered a reduction in outstanding Investments; and

(C)    any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“IP License Agreement” means the intellectual property license agreement between MGM and Holdings.

“Issue Date” means the date the Initial Notes are originally issued.

“Issuers” means collectively, the Company and the Co-Issuer.

“Landlord” means, with respect to the Master Lease, MGP Lessor, LLC, a Delaware limited liability company, in its capacity as landlord under the Master Lease, and its permitted successors or assigns in such capacity.

“Leverage Ratio” means, on any date, the ratio of (1) an amount equal to (x) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries as of such date, determined, on a consolidated basis in accordance with GAAP minus (y) the Unrestricted Cash and Cash Equivalents of the Company and its Restricted Subsidiaries as of such date of determination, to (2) the Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recent fiscal quarter for which financial statements are available, multiplied by four.

“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including without limitation, any conditional sale or other title retention agreement or lease in the nature thereof).

“Loan Documents” means, collectively, (i) the Credit Agreement; (ii) the notes issued under the Credit Agreement; (iii) the guaranty made by the Company in favor of the secured parties under the Credit Agreement; (iv) the security agreement, pledge agreement, mortgages and other collateral documents creating or perfecting a Lien pursuant to the Credit Agreement, (v) any fee letters pursuant to the Credit Agreement and (vi) any letter of credit applications and any other document, agreement and instrument entered into by a letter of credit issuer and the Company relating to a letter of credit issued pursuant to the Credit Agreement.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/ or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Mandalay Propco” means Mandalay Propco, LLC, a Delaware limited liability company.

“Master Contribution Agreement” means that certain Master Contribution Agreement, dated as of April 25, 2016, between Holdings, the Company and MGM.

“Master Lease” means the Master Lease between the Landlord and the Tenant entered into on April 25, 2016, as amended from time to time, and any similar lease entered into after the Issue Date by the Company or any of its Restricted Subsidiaries and any other Person (other than the Issuers or the Subsidiary Guarantors). The Master Lease shall be treated as an operating lease for all purposes under this Indenture.

“Master Lease Guaranty” means the Guarantee of Master Lease by MGM in favor of the Landlord entered into on April 25, 2016.

“Master Transaction Agreement” means that certain Master Transaction Agreement, dated as of September 5, 2017, between Holdings, MGM, the Company, MGP Lessor, LLC, MGM National Harbor and MGM Lessee, LLC.

“Maturity Date” means February 15, 2029.

“MGM” means MGM Resorts International, a Delaware corporation.

“MGM Agreements” means, collectively, the Master Lease, the Master Lease Guaranty, the Master Contribution Agreement, the Master Transaction Agreement, the IP License Agreement and the Corporate Services Agreement.

“MGM GP” means MGM Growth Properties OP GP LLC, the general partner of the Company.

“MGM National Harbor” means MGM National Harbor, LLC, a Nevada limited liability company and a subsidiary of MGM.

“MGM National Harbor Hotel and Casino Ground Lease” means that certain Hotel and Casino Ground Lease, dated as of April 26, 2013 by and between National Harbor Beltway L.L.C., a Virginia limited liability company, as landlord, and MGM National Harbor, as tenant, (i) as amended by the First Amendment to Hotel and Casino Ground Lease, dated as of July 23, 2014, (ii) as amended by the Second Amendment to Hotel and Casino Ground Lease, dated as of November 24, 2015, and (iii) as may be further amended from time to time; provided that any such amendment, taken as a whole, is not adverse to the Holders of the Notes in any material respect, as determined by the Company in good faith.

“MGP Yonkers” means MGP Yonkers Realty Sub, LLC.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to any Asset Sale or capital contribution, the proceeds received by the Company or any Restricted Subsidiary as a result of such Asset Sale or capital contribution in the form of cash or cash equivalents and including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, without duplication, net of: (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel, accountants and investment bankers and title and recording taxes) related to such Asset Sale; (ii) provisions for all taxes actually paid or payable, as reasonably determined by the Company (and taking into account whether any such sale qualifies for non-recognition treatment under Section 1031 of the Code), as a result of such Asset Sale by the Company and its Restricted Subsidiaries, taken as a whole, including (without duplication) taxes that would have been payable as a result of such Asset Sale by the Company and its Restricted Subsidiaries if the Company and each Restricted Subsidiary in which the Company owns less than 100% of the interests were taxable as a corporation or as a real estate investment trust, as such term is defined in the Code, for federal, state and local income tax purposes, whichever is greater, and, in each case, without taking into account any deductions, credits or other tax attributes that are not related to such Asset Sale, and at the highest rate that would be applicable to such entity at such time; (iii) all payments made on any Indebtedness that is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale; (iv) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale; (v) any portion of the purchase price from an Asset Sale placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with that Asset Sale; provided, however, that upon the termination of that escrow, Net Cash Proceeds will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary; and (vi) amounts reserved by the Company and its Restricted Subsidiaries against any liabilities associated with such Asset Sale, including without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP.

“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Issuers or any Subsidiary Guarantor immediately prior to such date of determination.

“Non-Recourse Indebtedness” means indebtedness for borrowed money of any Person other than the Issuers or a Restricted Subsidiary of the Company with respect to which recourse for payment is limited to specific assets encumbered by a Lien securing such indebtedness; provided, however, that such indebtedness may be recourse to (i) the Person or Persons that own the assets encumbered by the Lien securing such indebtedness so long as (x) such Person or Persons do not own any material assets that are not subject to such Lien (other than assets customarily excluded from an all-assets financing), and (y) in the event such Person or Persons directly or indirectly own Equity Interests in any other Person, substantially all assets of such other Person (other than assets customarily excluded from an all-assets financing) are also encumbered by the Lien securing such financing and (ii) the Parent Entity of the Persons described in clause (i)(x) above so long as such Parent Entity does not own any material assets other than the Equity Interests in such Persons; provided, further, that personal recourse of a holder of indebtedness against any obligor with respect thereto for Customary Non-Recourse Exclusions shall not, by itself, prevent any indebtedness from being characterized as Non-Recourse Indebtedness.

“Northfield Agreements” means the agreements related to the acquisition of the membership interest of Northfield Park Associates LLC which owns the assets and liabilities of the Hard Rock Rocksino Northfield Park by Holdings and agreements related to the sale of the operations of the Hard Rock Rocksino Northfield Park to MGM.

“Note Guarantee” means a Guarantee of the Notes by the Subsidiary Guarantors.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest, Applicable Premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“obligor” of the Notes and the Note Guarantees means the Issuers and the Subsidiary Guarantors, respectively, and any successor obligor of the Notes and the Note Guarantees, respectively.

“Offer to Purchase” means an offer by the Issuers to purchase Notes from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

(1)    the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

(2)    the purchase price and the date of purchase (which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is sent) (“Payment Date”);

(3)    that any Note not tendered will continue to accrue interest pursuant to its terms;

(4)    that, unless the Issuers default in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase will cease to accrue interest on and after the Payment Date;

(5)    that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

(6)    that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

(7)    that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued will be in a principal amount of $2,000 and any higher integral multiple of $1,000 thereof.

In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice will describe each such condition, and if applicable, will state that, in the Issuers’ discretion, the Payment Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Payment Date, or by the Payment Date as so delayed.

On the Payment Date, the Issuers shall:

(A)    accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;

(B)    deposit with the Paying Agent money sufficient, as determined by the Issuers, to pay the purchase price of all Notes or portions thereof so accepted; and

(C)    promptly thereafter deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers’ Certificate specifying the Notes or portions thereof accepted for payment by the Issuers.

The Paying Agent will promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of any Note surrendered; provided that each Note purchased and each new Note issued will be in a principal amount of $2,000 and any higher integral multiple of $1,000. The Issuers shall publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date.

“Offering Memorandum” means the final offering memorandum dated November 17, 2020 relating to the offering of the Initial Notes by the Issuers.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, the Assistant Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by an Officer of such Company that meets the requirements of Section 12.04 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.04 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Outgoing Drop-Down Transaction” means a contribution, transfer or other disposition of Property by the Company or any Restricted Subsidiary permitted under this Indenture to any Person other than the Company or a Restricted Subsidiary in one or a series of related transactions.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Partnership Agreement” means the agreement of limited partnership of the Company, dated as of April 25, 2016, as such agreement may be amended, restated or replaced from time to time.

“Payment Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Park Agreements” means the agreements with respect to the transactions involving the Park MGM improvements.

“Performance References” means the Issuers or any one or more of the Subsidiary Guarantors.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on Holdings’ common stock purchased by the Company in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Company from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Company from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.

“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.

“Permitted Holders” means MGM and its Affiliates (or any successors thereto) and any Person acting in the capacity of an underwriter in connection with a bona fide public or private offering of Holdings’ Capital Stock.

“Permitted Investment” means:

(1)    an Investment in the Company, a Restricted Subsidiary or in a Person that will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to the Company or any of its Restricted Subsidiaries and any Investment of such Person that becomes a Restricted Subsidiary which existed at the time such Person became a Restricted Subsidiary and was not created in anticipation or contemplation thereof;

(2)    cash or Cash Equivalents;

(3)    one or more Investments in Permitted Joint Ventures in an aggregate amount which, when taken together with all other Investments made pursuant to this clause (3), does not exceed the greater of (x) $150.0 million and (y) an amount equal to 2.5% of Adjusted Total Assets as of the date any such Investment in made (with the amount of each such Investment being measured as of the date made and without giving effect to subsequent changes in value);

(4)    receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)    loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary;

(6)    stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(7)    an Investment in any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)    an Investment in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(9)    Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Company, or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments in Section 4.06(a)(4)(C) hereof;

(10)    Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(11)    payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(12)    any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.09 hereof or any disposition of assets or rights not constituting an Asset Sale by reason of one or more of the exclusions contained in the definition thereof;

(13)    stock, obligations or securities received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business or received in satisfaction of judgment;

(14)    any Investment of the Company or any of its Restricted Subsidiaries existing on, or made pursuant to binding commitments existing on, the date of this Indenture, and any extension, modification or renewal of any such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities), in each case, pursuant to the terms of such Investment, or commitment, as in effect on the Issue Date;

(15)    Guarantees of Indebtedness permitted to be Incurred by the Company or any of its Restricted Subsidiaries pursuant to Section 4.08 hereof;

(16)    Investments in respect of Hedging Obligations;

(17)    entering into Permitted Non-Recourse Guarantees (it being understood that any payments or other transfers made pursuant to such Permitted Non-Recourse Guarantees will not be permitted by this clause (17) other than any payments required to be made under the 2020 Non-Recourse Guaranty);

(18)    other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken with all other Investments made pursuant to this clause (18) does not exceed the greater of (i) $600.0 million and (ii) an amount equal to 9.0% of Adjusted Total Assets as of the date any such Investment is made;

(19)    Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (19) that are outstanding at the time of such Investment, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed the greater of (i) $200.0 million and (ii) an amount equal to 2.5% of Adjusted Total Assets as of the date any such Investment is made;

(20)    Investments consisting of (i) loans and other extensions of credit to tenants in the ordinary course of business so long as the proceeds thereof are primarily used for tenant improvements, (ii) loans and other extensions of credit to contractors in the ordinary course of business in order to facilitate the purchase of machinery and tools by such contractors and (iii) loans and other extensions of credit to owners and lessors of Property, in each case, so long as the proceeds thereof are used to develop such Property and the Company or a Restricted Subsidiary has entered into a binding agreement to acquire such Property and such Property is intended to be acquired by the Company or a Restricted Subsidiary (or the Company or such Restricted Subsidiary has entered into a binding agreement to acquire such property);

(21)    Investments arising as a result of a Sale and Leaseback Transaction;

(22)    Permitted Bond Hedge Transactions which constitute Investments and Investments in Swap Contracts permitted to be incurred pursuant to Section 4.08(d)(19) hereof;

(23)    guarantees by the Issuers or any of their Restricted Subsidiaries of operating leases (other than Finance Leases) or of other obligations that do not constitute Indebtedness, in each case, entered into by the Issuers or any such Restricted Subsidiary in the ordinary course of business, including obligations under the 2020 Tax Protection Agreement;

(24)    operating leases and subleases of any real or personal property in the ordinary course of business;

(25)    Investments in or constituting Income Properties and other Property ancillary or reasonably related to such Income Properties;

(26)    Investments made by the Company or any Restricted Subsidiary pursuant to or in connection with (i) the MGM Agreements, (ii) the Northfield Agreements, (iii) the Empire City Agreements, (iv) the Park Agreements and (v) the Windmill Transaction Agreements and any amendment, modification or extension thereto and similar agreements entered into after the Issue Date to the extent such similar agreement or amendment, modification or extension, taken as a whole, is not (i) adverse to the Company in any material respect or (ii) more disadvantageous to the Company than the relevant transaction in existence on the Issue Date in any material respect;

(27)    Investments in Redevelopment Property, Development Property, Qualified Mortgage Notes and undeveloped land (including, without duplication, Investments with respect to Indebtedness secured by any such property or utilized in the redevelopment or development of such property) to be owned or leased by the Company or a Restricted Subsidiary and Investments of the type described in clause (iii) of clause (20) of the definition of “Permitted Investments”; provided that the aggregate book value of all such Investments outstanding at the time any such Investment is made (after giving effect to such Investment) does not exceed 30.0% of Adjusted Total Assets calculated as of the last day of the Test Period ended immediately preceding the date of such Investment on a Pro Forma Basis (including after giving effect to such Investment (as if it had been made during such Test Period)); provided, further, that (A) the aggregate book value of all Investments in undeveloped land made pursuant to this clause (27) outstanding at the time any such

Investment in undeveloped land is made (after giving effect to such Investment) does not exceed 10.0% of Adjusted Total Assets calculated as of the last day of the Test Period ended immediately preceding the date of such Investment on a Pro Forma Basis (including giving effect to such Investment (as if it had been made during such Test Period)) and (B) the aggregate book value of all Investments in Qualified Mortgage Notes made pursuant to this clause (27) outstanding at the time any such Investment in Qualified Mortgage Notes is made (after giving effect to such Investment) does not exceed 15.0% of Adjusted Total Assets calculated as of the last day of the Test Period ended immediately preceding the date of such Investment on a Pro Forma Basis (including giving effect to such Investment (as if it had been made during such Test Period)). For the avoidance of doubt, Investments in Redevelopment Property, Development Property, Qualified Mortgage Notes and undeveloped land shall cease to constitute Investments therein for purposes of this clause (27) at the time such assets cease to constitute Redevelopment Property, Development Property, Qualified Mortgage Notes or undeveloped land, as applicable;

(28)    (i) Investments consisting of extensions of credit in the nature of accounts receivable, notes receivable or other advances (including letters of credit and cash collateral) arising from the grant of trade credit or similar arrangements with suppliers, distributors, tenants, licensors or licensees in the ordinary course of business, (ii) Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and (iii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in settlement of delinquent or overdue accounts in the ordinary course of business;

(29)    obligations of the Company or any Restricted Subsidiary with respect to indemnifications of title insurance companies issuing title insurance policies in relation to construction Liens;

(30)    Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

(31)    Investments made substantially contemporaneously with the issuance by Holdings, the Company or any Restricted Subsidiaries of any Convertible Indebtedness in derivative securities or similar products purchased by Holdings, the Company or any Restricted Subsidiaries in connection therewith linked to Equity Interests underlying such Convertible Indebtedness;

(32)    Investments previously consummated on the Issue Date in an amount not to exceed the amount of such Investments previously consummated;

(33)    (i) Investments by Guarantors in Guarantors, (ii) Investments by Restricted Subsidiaries that are not Guarantors in other Restricted Subsidiaries that are not Guarantors, (iii) Investments by Guarantors in Restricted Subsidiaries that are not Guarantors; provided that, other than with respect to Restricted Subsidiaries that are prohibited from becoming a Guarantor by applicable Gaming Laws, the aggregate amount of Investments under this clause (iii) shall not exceed the greater of (i) $100.0 million and (ii) an amount equal to 2.0% of Adjusted Total Assets and (iv) Investments by Restricted Subsidiaries that are not Guarantors in Guarantors; and

(34)    Investments in joint ventures (in addition to those otherwise permitted by clause (3) above) following the Issue Date in an amount not to exceed the greater of (i) $100.0 million and (ii) an amount equal to 2.0% of Adjusted Total Assets.

“Permitted Joint Venture” means a Person owned 50% or more by the Company and/or any of its Restricted Subsidiaries if:

(1)    such Person is engaged in a business related to that of the Company or any of its Restricted Subsidiaries; and

(2)    the Company or any Restricted Subsidiary has the right to appoint at least half of the Board of Directors of such Person.

“Permitted Liens” means:

(1)    (i) Liens in favor of the Issuers or the Subsidiary Guarantors, and (ii) Liens on any assets (including real or personal property) of the Company and any Restricted Subsidiary securing Indebtedness and other Obligations (A) under any Credit Facilities that were permitted to be incurred under Section 4.08(d)(1) hereof, (B) permitted to be incurred under Sections 4.08(b) and 4.08(c) or (C) liens securing Obligations under Secured Cash Management Agreements and Secured Hedge Agreements;

(2)    Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary or becomes a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into, consolidated with Company or such Restricted Subsidiary or acquired by Company or such Restricted Subsidiary;

(3)    Liens on (x) property acquired by the Company or any of its Restricted Subsidiaries after the Issue Date that are in place at the time such property is so acquired and are not created (but may have been amended) in contemplation of such acquisition or (y) property of Persons that are acquired by the Company or any of its Restricted Subsidiaries after the Issue Date that are in place at the time such Person is so acquired and are not created (but may have been amended) in contemplation of such acquisition;

(4)    Liens to secure Indebtedness incurred under Sections 4.08(d)(7) and 4.08(d)(16) hereof, provided that, in the case of Section 4.08(d)(16), the Indebtedness secured by such Liens not to exceed the greater of (i) $30.0 million and (ii) an amount equal to 0.5% of Adjusted Total Assets at any one time outstanding;

(5)    Liens existing on the Issue Date and Liens relating to any refinancing of the obligations secured by such Liens; provided, that such Liens do not encumber any Property other than the Property (including proceeds) subject thereto on the Issue Date;

(6)    Liens securing Indebtedness that is Refinanced constituting Secured Indebtedness; provided that any such Lien does not extend to or cover any property, Capital Stock or Indebtedness other than the property, shares or debt securing the Indebtedness so refunded, refinanced or extended;

(7)    Liens on the Capital Stock of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries;

(8)    Liens incurred with respect to obligations not to exceed the greater of (i) $500.0 million and (ii) an amount equal to 7.0% of Adjusted Total Assets at any one time outstanding;

(9)    Liens of cash or Cash Equivalents securing Interest Rate Agreements;

(10)    Liens on property or assets used to defease Indebtedness that was not incurred in violation of this Indenture;

(11)    inchoate Liens incident to construction on or maintenance of Property; or Liens incident to construction on or maintenance of Property now or hereafter filed or recorded for which adequate reserves have been established in accordance with GAAP (or deposits made pursuant to applicable law or bonds obtained from reputable insurance companies) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment; provided that, by reason of nonpayment of the obligations secured by such Liens, no such Property is subject to a material risk of loss or forfeiture;

(12)    Liens for taxes or securing assessments or charges payable to a property owner association or similar entity, which taxes or assessments are not yet due and payable or are being contested in good faith by appropriate proceedings diligently conducted, and for which adequate reserves with respect thereto, to the extent required by GAAP, are maintained on the books of the applicable Person;

(13)    minor defects and irregularities in title to any Property which individually or in the aggregate do not materially impair or burden the Fair Market Value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

(14)    easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, traffic signals, drainage, irrigation, water, electricity and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Property, facilities, or equipment which individually or in the aggregate do not materially burden or impair the Fair Market Value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

(15)    easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of Property in or adjacent to a neighboring development, shopping center, utility company, public facility or other projects affecting Property which individually or in the aggregate do not materially burden or impair the Fair Market Value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

(16)    rights reserved to or vested in any Governmental Authority to control or regulate, or obligations or duties to any Governmental Authority with respect to, the use or development of any Property;

(17)    rights reserved to or vested in any Governmental Authority to control or regulate, or obligations or duties to any Governmental Authority with respect to, any right, power, franchise, grant, license, or permit;

(18)    present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of Property;

(19)    statutory Liens, other than those described in clauses (11) or (12) hereof, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith; provided that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no Property is subject to a material risk of loss or forfeiture;

(20)    covenants, conditions, and restrictions affecting the use of Property which individually or in the aggregate do not materially impair or burden the Fair Market Value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

(21)    rights of tenants under leases and rental agreements covering Property entered into in the ordinary course of business of the Person owning such Property;

(22)    Liens consisting of pledges or deposits to secure obligations under workers’ compensation laws, unemployment insurance and other social security laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

(23)    Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which the Company or a Restricted Subsidiary is a party as lessee; provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 20% of the annual fixed rentals payable under such lease;

(24)    Liens consisting of deposits of Property to secure bids made with respect to, or performance of, contracts (other than contracts creating or evidencing an extension of credit to the depositor);

(25)    Liens consisting of any right of offset, or statutory bankers’ lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers’ lien;

(26)    Liens consisting of deposits of Property to secure statutory obligations of the Company or a Restricted Subsidiary of the Company;

(27)    Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which the Company or a Restricted Subsidiary is a party;

(28)    Liens created by or resulting from any litigation or legal proceeding involving the Company or a Restricted Subsidiary in the ordinary course of its business which is currently being contested in good faith by appropriate proceedings; provided that adequate reserves have been set aside by the Company or relevant Restricted Subsidiary and no material Property is subject to a material risk of loss or forfeiture;

(29)    non-consensual Liens incurred in the ordinary course of business but not in connection with an extension of credit, which do not in the aggregate, when taken together with all other Liens, materially impair the value or use of the Property of the Company and the Restricted Subsidiaries, taken as a whole;

(30)    Liens arising under applicable Gaming Laws or laws involving the sale, distribution and possession of alcoholic beverages;

(31)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(32)    Liens arising from precautionary UCC financing statements filings regarding operating leases, consignment of goods or with respect to leases of gaming equipment entered into in the ordinary course of business;

(33)    Liens on cash and Cash Equivalents deposited to discharge, redeem or defease Indebtedness;

(34)    (1) Liens pursuant to operating leases, licenses or similar arrangements entered into for the purpose of, or with respect to, operating or managing Gaming Facilities, hotels, nightclubs, restaurants and other assets used or useful in the business of the Company or its Restricted Subsidiaries, which Liens, operating leases, licenses or similar arrangements are limited to the leased property under the applicable lease and granted to the landlord under such lease for the purpose of securing the obligations of the tenant under such lease to such landlord and (2) Liens on cash and Cash Equivalents (and on the related escrow accounts or similar accounts, if any) required to be paid to the lessors (or lenders to such lessors) under such leases or maintained in an escrow account or similar account pending application of such proceeds in accordance with the applicable lease;

(35)    licenses, leases or subleases granted to Persons other than the Company or a Restricted Subsidiary, not materially interfering with the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole; provided that such licenses, leases or subleases are in the ordinary course of business of the Company or the Restricted Subsidiaries of the Company;

(36)    Liens arising from grants of licenses or sublicenses of Intellectual Property made in the ordinary course of business;

(37)    (1) Liens on capital stock of joint ventures or Unrestricted Subsidiaries securing capital contributions to or obligations of such Persons and (2) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to Subsidiaries that are not Wholly Owned Subsidiaries;

(38)    Liens consisting of any condemnation or eminent domain proceeding or compulsory purchase order affecting real property;

(39)    any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement that is permitted to be incurred pursuant to this Indenture other than this clause (39);

(40)    Acceptable Land Use Arrangements, including Liens related thereto;

(41)    Liens for landlord financings (and refinancings thereof) secured by the fee estate of any Eligible Ground Lease;

(42)    Liens in favor for the Company or any Guarantor;

(43)    Liens securing assignments to a reverse Section 1031 exchange trust;

(44)    Liens securing Interim Assumed Drop-Down Indebtedness; provided that (x) such Liens secure only the Property acquired in connection with the Drop-Down Transaction, (y) to the extent such Liens remains outstanding after the date that is 15 days after the original Incurrence of such Indebtedness, such Liens shall no longer be permitted to be Incurred pursuant to this clause (44) and must otherwise be permitted by Section 4.11 hereof and (z) to the extent such Interim Assumed Drop-Down Indebtedness is extended, refinanced, renewed or replaced no Liens securing any replacement Indebtedness shall be permitted to be incurred pursuant to this clause (44);

(45)    Liens incurred to secure obligations in respect of letters of credit (to the extent such letter of credit is cash collateralized or backstopped by another letter credit) in an aggregate amount not to exceed the greater of (i) $20.0 million and (ii) an amount equal to 1.0% of Adjusted Total Assets;

(46)    purchase money Liens securing Indebtedness and Finance Leases permitted under clause (d)(7) of Section 4.08; provided, that any such Liens attach only to the property being financed pursuant to such purchase money Indebtedness or Finance Leases (or refinancings thereof and) directly related assets, including proceeds and replacements thereof;

(47)    Liens granted on the Equity Interests in a Person which is not a Restricted Subsidiary, including customary rights of first refusal, “tag-along” and “drag-along” rights, transfer restrictions and put and call arrangements with respect to the Equity Interests of joint venture pursuant to any joint venture or similar agreement;

(48)    Liens in respect of Sale and Leaseback Transactions, limited to the Property subject to such Sale and Leaseback Transactions;

(49)    Liens on property that the Company or its Restricted Subsidiaries are insured against by title insurance; provided that such Lien would not reasonably be expected to impair the ability to place mortgage financing on the real property encumbered by such Lien, which mortgage financing includes title insurance coverage against such Lien;

(50)    Liens securing Interim Drop-Down Indebtedness; provided that (i) such Liens secure only assets or equity sold or otherwise contributed to a joint venture, Unrestricted Subsidiary or other third party in connection with an asset sale permitted under Section 4.09 hereof (ii) to the extent such Liens remain outstanding after the date that is fifteen (15) days after the original incurrence of such Indebtedness, such Liens shall no longer be permitted to be incurred pursuant to this clause (50) and must otherwise be permitted pursuant to another provision of this Indenture and (iii) to the extent such Interim Drop-Down Indebtedness is extended, refinanced, renewed or replaced, no Liens securing any replacement Indebtedness shall be permitted to be incurred pursuant to this clause (50); and

(51)    Liens solely on any cash earnest money deposits (including as part of any escrow arrangement) made by the Company and/or any of its Restricted Subsidiaries in connection with any letter of intent or acquisition agreement with respect to any Investment permitted under this Indenture.

“Permitted Non-Recourse Guarantees” means customary indemnities or Guarantees (including by means of separate indemnification agreements or carve-out guarantees) provided in the ordinary course of business by the Company or any of its Restricted Subsidiaries in financing transactions that are directly or indirectly secured by real property or other real property-related assets (including Equity Interests) of a joint venture or Unrestricted Subsidiary and that may be full recourse or non-recourse to the joint venture or Unrestricted Subsidiary that is the borrower in such financing, but is non-recourse to the Company or any Restricted Subsidiary of the Company except for such indemnities and limited contingent guarantees as are consistent with customary industry practice (such as environmental indemnities, bad act loss recourse and other recourse triggers based on violation of transfer restrictions and bankruptcy related restrictions); it being agreed and understood that the Guarantees contemplated by the CMBS Debt as of the Issue Date are consistent with customary industry practice.

“Permitted Replacement Lease” means (a) any lease entered into in accordance with and pursuant to the provisions of the Section 1.5 of the Master Lease (or any successor provision thereto in any Permitted Replacement Lease), (b) a new lease entered into with a Person that has, in the reasonable judgment of the Company, sufficient experience (directly or through its subsidiaries) operating or managing casinos (and/or properties similar to those properties leased pursuant to such lease in the case of any non-gaming properties) or is owned, controlled or managed by a Person with such experience, to operate the properties subject to the contemplated Permitted Replacement Lease and, to the extent applicable, is licensed or certified by applicable authorities to operate the properties subject to the contemplated Permitted Replacement Lease or (c) any assignment of the Master Lease to a Person satisfying the requirements of the foregoing clause (b); provided that in the case of clauses (a), (b) and (c), such agreement is not, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, or to the Holders of the Notes, as determined by the Company in good faith.

“Permitted Tax Payments” means, with respect to any year, any distributions to holders of Equity Interests of the Company, or a Restricted Subsidiary in which the Company owns less than 100% of the equity interests, sufficient to provide Holdings with a distribution equal to the amount of federal, state and local income taxes, as reasonably determined by the Company, that have been actually paid or are payable by Holdings.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on Holdings’ common stock sold by the Company substantially concurrently with any purchase by the Company of a related Permitted Bond Hedge Transaction.

“Person” means an individual, natural person, partnership, corporation, limited liability company, unincorporated organization, trust, association, company or joint venture, or a governmental agency, Governmental Authority or political subdivision thereof or other entity.

“Preferred Stock” means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Issue Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Pro Forma Basis” means that the following adjustments have been made:

(1)    if the specified Person or any of its Restricted Subsidiaries Incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock during the period commencing on the first day of the specified period and ending on (and including) the Transaction Date, then the Consolidated Interest Expense will be calculated giving pro forma effect (determined in good faith by the Company’s Chief Financial Officer) to such Incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of proceeds therefrom, as if the same had occurred at the beginning of such period;

(2)    Asset Sales and Asset Acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or by any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries during the period commencing on the first day of the specified period and ending on (and including) the Transaction Date, will be given pro forma effect (including giving pro forma effect to the receipt and application of the proceeds of any Asset Sale) (determined in good faith by the Company’s chief financial officer) as if they had occurred and such proceeds had been applied on the first day of such specified period;

(3)    Consolidated EBITDA will be adjusted to give effect to all Pro Forma Cost Savings;

(4)    the Consolidated EBITDA and Consolidated Net Income attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of on or prior to the Transaction Date, will be excluded;

(5)    the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of on or prior to the Transaction Date, will be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Transaction Date;

(6)    any Person that is or will become a Restricted Subsidiary on the Transaction Date will be deemed to have been a Restricted Subsidiary at all times during the specified period;

(7)    any Person that is not, or will cease to be, a Restricted Subsidiary on the Transaction Date will be deemed not to have been a Restricted Subsidiary at any time during the specified period; and

(8)    if any Indebtedness (other than ordinary working capital borrowings) bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Transaction Date had been the applicable rate for the entire specified period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Transaction Date in excess of 12 months).

“Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and expenses that:

(1)    were attributable to an Asset Sale, Asset Acquisition, Investment, merger, consolidation or discontinued operation that occurred during the period or after the end of the period and on or prior to the Transaction Date and that (a) would properly be reflected in a pro forma income statement prepared in accordance with Regulation S-X under the Securities Act or (b) the Company reasonably determines will actually be realized within 18 months of the Transaction Date; or

(2)    were actually implemented on or prior to the Transaction Date in connection with or as a result of an Asset Sale, Asset Acquisition, Investment, merger, consolidation or discontinued operation and that are supportable and quantifiable by the underlying accounting records.

“Property” means any real property or facility (and all fixtures, improvements, appurtenances and related assets thereof and therein) owned by the Company or any of its Restricted Subsidiaries or in which the Company or any of its Restricted Subsidiaries holds a leasehold interest.

“Qualified Mortgage Notes” means Investments in, or constituting, loans or advances secured by first priority security interests in real property (including a deed of trust, trust deed, deed to secure debt, mortgage, preferred ship mortgage, leasehold mortgage or leasehold deed of trust covering any real property or any loan secured by real property).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agencies” means S&P and Moody’s; provided, that if either S&P or Moody’s (or both) will cease issuing a rating on the Notes for reasons outside the control of the Company, the Company may select a nationally recognized statistical agency to substitute for S&P or Moody’s (or both).

“Real Property” means (i) each parcel of real property leased or operated by the Company or the Restricted Subsidiaries, whether by lease, license or other use or occupancy agreement, and (ii) each parcel of real property owned by the Company or the Restricted Subsidiaries, together with all buildings, structures, improvements and fixtures located thereon, together with all easements, licenses, rights, privileges, appurtenances, interests and entitlements related thereto.

“Recourse Indebtedness” means, with respect to the Issuers or any Restricted Subsidiary, all Indebtedness for borrowed money of the Company or such Restricted Subsidiary other than Non-Recourse Indebtedness.

“Redevelopment Property” means any real property that operates or is intended to operate as an Income Property (1) that is designated by the Company as a “Redevelopment Property”, (2)(A)(i) that has been acquired by the Company or its Restricted Subsidiaries with a view toward renovating or rehabilitating such real property at an aggregate anticipated cost of at least 10% of the acquisition cost thereof and such renovation or rehabilitation is expected to disrupt the occupancy of at least 30% of the square footage of such property or (ii) that the Company or its Restricted Subsidiaries intends to renovate or rehabilitate at an aggregate anticipated cost in excess of 10% of the Adjusted Total Assets consisting of or related to such real property immediately prior to such renovation or rehabilitation and such renovation or rehabilitation is expected to temporarily reduce the Consolidated EBITDA attributable to such property by at least 30% as compared to the immediately preceding comparable prior period and (B) with respect to which the Company or its Restricted Subsidiaries thereof have entered into a binding construction contract or construction has commenced and (3) that does not qualify as a “Development Property.” Each Redevelopment Property shall continue to be classified as a Redevelopment Property under this Indenture until the Company reclassifies such Property as an Income Property for purposes of this Indenture, upon and after which such property shall be classified as an Income Property under this Indenture.

“Regulated Bank” means an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(f)(3) hereof to be placed on all Regulation S Temporary Global Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Reparceled Property” means land (other than Income Property) included in any acquisition (in fee or in leasehold) of Real Property by Holdings, the Company or a Restricted Subsidiary, which (i) such entity did not intend to retain after such acquisition (as determined by the Company in good faith) and (ii) was subsequently reparcelized to constitute a separate parcel or parcels from the remainder of the Real Property so acquired.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group and its successors.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuers or their Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.

“SEC” means the Securities and Exchange Commission.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the Issuers or any Subsidiary Guarantor and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract permitted by this Indenture that is entered into by and between the Company or any Subsidiary Guarantor and any Hedge Bank.

“Secured Indebtedness” means the portion of outstanding Indebtedness secured by a Lien upon the properties or other assets of the Company or any of its Restricted Subsidiaries.

“Securities Act” means the Securities Act of 1933, as amended.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as such Regulation is in effect on the date hereof.

“Stated Maturity” means:

(1)    with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

(2)    with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subordinated Indebtedness” of the Company means any Indebtedness of the Company that is expressly subordinated to and junior in right of payment to the Notes. “Subordinated Indebtedness” of a Subsidiary Guarantor means any Indebtedness of such Subsidiary Guarantor that is expressly subordinated to and junior in right of payment to the Note Guarantee of such Subsidiary Guarantor.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

“Subsidiary Guarantors” means each of the Subsidiary Guarantors identified in the following sentence and thereafter any other Restricted Subsidiary of the Company that executes a Note Guarantee in compliance with Section 4.18 hereof, but in each case excluding any Persons whose Note Guarantees have been released pursuant to the terms of this Indenture. As of the Issue Date, the Subsidiary Guarantors are MGP Lessor Holdings, LLC, MGP Lessor, LLC, MGP Lessor II, LLC and YRL Associates, L.P.

“Subsidiary Indebtedness” means all unsecured Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. For the avoidance of doubt, any Permitted Convertible Indebtedness Call Transaction will not constitute a Swap Contract.

“Tenant” means (a) with respect to the Master Lease, MGM Lessee, LLC a Delaware limited liability company, in its capacity as tenant under the Master Lease, and its permitted successors and assigns in such capacity and (b) with respect to any other Master Lease, the tenant thereunder.

“Test Period” means the most recently completed Fiscal Quarter of the Company for which financial statements have been or are required to have been delivered pursuant to Section 4.03 or (b) the three Fiscal Quarters immediately preceding such Fiscal Quarter, as applicable; provided that (i) the calculations of Consolidated EBITDA for any Fiscal Quarter shall be as set forth in the definition of “Consolidated EBITDA” and (ii) the calculations of Interest Coverage Ratio shall be as set forth in the definition of “Interest Coverage Ratio”.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Transaction Date” means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred, with respect to any Restricted Payment, the date such Restricted Payment is to be made, and, with respect to any transaction described in Section 5.01 hereof, the date on which such transaction is to be consummated.

“Transfer Agreement” means any trust or similar arrangement required by any Gaming Authority from time to time with respect to the Equity Interests of any Restricted Subsidiary (or any Person that was a Restricted Subsidiary) or any Gaming Facility.

“Transfer Restricted Notes” means the Notes; provided, however, that the Notes shall cease to be Transfer Restricted Notes on the date on which such Notes cease to be outstanding under this Indenture.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to November 15, 2028 (the date that is three months prior to the scheduled maturity date of the Notes) (or in the case of a satisfaction and discharge of this Indenture or a legal defeasance or covenant defeasance under this Indenture, the Treasury Rate as of two Business Days prior to the date on which funds to pay the Notes are deposited with the Trustee); provided that if the period from the redemption date to November 15, 2028 (the date that is three months prior to the scheduled maturity date of the Notes) is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Treasury yield will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of the nearest United States Treasury securities for which such yields are given, except that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded United States securities adjusted to a constant maturity of one year will be used.

“Trustee” means U.S. Bank National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“U.S. dollar” and “$” mean lawful money of the United States.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” (or if such publication is unavailable, a similar nationally recognized publication as determined in the Company’s sole discretion) on the date two Business Days prior to such determination. Except as described in Section 4.08 hereof, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“Unrestricted Cash” means, as of any date of determination, the greater of (a) (i) all cash and Cash Equivalents included in the balance sheets of Holdings, the Company and the Restricted Subsidiaries as of such date that, in each case, are free and clear of all Liens, other than Permitted Liens and (b) zero.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means

(1)    any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Company in the manner provided below; and

(2)    any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary; provided that:

(A)    any Guarantee by the Company or any of its Restricted Subsidiaries of any Indebtedness of the Subsidiary being so designated will be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Company or its Restricted Subsidiary at the time of such designation;

(B)    either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.06 hereof; and

(C)    if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the provisions of this Indenture described in Sections 4.06 and 4.08.

The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(X)    no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

(Y)    all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and will be deemed to have been Incurred) for all purposes of this Indenture.

On the Issue Date, MGP JV Investco 1 LLC will be an Unrestricted Subsidiary.

“Unsecured Indebtedness” means, as of any date, that portion of outstanding Indebtedness of the Company and the Subsidiary Guarantors that is not Secured Indebtedness.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned Subsidiary” means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

“Windmill Transaction Agreements” means the 2020 Master Transaction Agreement and all agreements contemplated thereby including, among others, the 2020 Amendment to Master Lease, the 2020 CMBS Debt Agreement, the 2020 JV Agreement, the 2020 Non-Recourse Guaranty, the 2020 Master Lease and the 2020 Tax Protection Agreement.

Section 1.02    Other Definitions.

Defined in
Term	Section
“Affiliate Transaction”	4.10(a)
“Authentication Order”	2.02
“Covenant Defeasance”	8.03
“Directing Holder”	6.02
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.09
“Guaranteed Indebtedness”	4.14
“Legal Defeasance”	8.02
“Noteholder Direction”	6.02
“Paying Agent”	2.03
“Position Representation”	6.02
“Refinance”	4.08(d)(5)
“Registrar”	2.03
“Restricted Payments”	4.06(a)(4)
“transfer”	5.01
“Verification Covenant”	6.02

Section 1.03    The Trust Indenture Act.

This Indenture is not qualified under the TIA, and the TIA shall not apply to or in any way govern the terms of this Indenture, including Section 316(b) thereof. No provisions of the TIA are incorporated into this Indenture.

Section 1.04    Rules of Construction.

Unless the context otherwise requires:

(1)    a term has the meaning assigned to it;

(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)    “or” is not exclusive;

(4)    “including” is not limiting;

(5)    words in the singular include the plural, and in the plural include the singular;

(6)    “will” shall be interpreted to express a command;

(7)    provisions apply to successive events and transactions; and

(8)    references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE NOTES

Section 2.01    Form and Dating.

(a)    General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto, which is hereby incorporated and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation legend or endorsement is in a form acceptable to the Issuers). Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)    Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases and redemptions of such Notes. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)    Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as Custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:

(1)    a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and

(2)    an Officers’ Certificate from the Issuers.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global

Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interests therein as hereinafter provided.

(d)    Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” published by Euroclear and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” published by Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02    Execution and Authentication.

At least one Officer must sign the Notes for the Issuers by manual or facsimile signature. Typographic and other minor defects in any facsimile signature shall not affect the validity or enforceability of any Note which has been authenticated and delivered by the Trustee.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon receipt of a written order of the Issuers signed by two Officers (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent for service of notices and demands.

Section 2.03    Registrar and Paying Agent.

The Issuers shall maintain an office or agency where the Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Issuers initially appoint the Trustee, and the Trustee agrees to initially act as the Registrar and Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as the Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

Section 2.04    Paying Agent to Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest on, the Notes, and will notify the Trustee of any Default by the Issuers in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or any of their Subsidiaries) will have no further liability for the money. If the Issuers or any of their Subsidiaries act as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05    Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of the Holders of Notes.

Section 2.06    Transfer and Exchange.

(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if:

(1)    the Issuers receive notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days after the date of such notice from the Depositary; or

(2)    there shall have occurred and be continuing an Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subclause (1) or (2) below, as applicable, as well as one or more of the other following subclauses, as applicable:

(1)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)    both:

(i)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)    instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)    following the occurrence of any of the events described in 2.06(a)(1) or (a)(2), both:

(i)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)    instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;

provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)    if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)    if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this clause (4) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this subclause (4).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)    Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, subject to Section 2.06(a) and upon receipt by the Registrar of the following documentation:

(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)    if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)    if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subclauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)    if such beneficial interest is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)    if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)    Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Section 2.06(c) hereof, a beneficial interest in the Regulation S Temporary Global

Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.06(a), a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)    if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)    if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)    if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subclauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)    if such Restricted Definitive Note is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)    if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(2)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)    if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)    if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subclauses in this Section 2.06(d)(2), the Trustee shall cancel the applicable Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subclauses (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)    Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)    if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)    if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)    if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)    if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B)    if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)    Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)    Private Placement Legend.

(A)    Except as permitted by subclause (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUERS, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) TO AN “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING

CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

The Private Placement Legend shall be deemed removed from the face of any Note without further action of the Issuers, the Trustee or the Holder of such Note at such time as the Company shall have delivered an Officers’ Certificate to the Trustee certifying that the Private Placement Legend can be removed because such Note may be resold to the public in accordance with Rule 144 without regard to volume, manner of sale or any other restrictions contained in Rule 144 (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144 so long as such holding period requirement is satisfied at such time of determination) by Holders that are not Affiliates of the Issuers.

(B)    Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subclauses (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)    Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER

ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)    Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

(g)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)    General Provisions Relating to Transfers and Exchanges.

(1)    To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes (subject to Section 2.06(a)) upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)    No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.09, 4.13 and 9.04 hereof).

(3)    The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)    Neither the Registrar nor the Issuers shall be required:

(A)    to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)    to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)    to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to the provisions of the Notes with respect to record dates) interest on such Note and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(7)    The Trustee shall authenticate Global Notes and Definitive Notes (subject to Section 2.06(a)) in accordance with the provisions of Section 2.02 hereof.

(8)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07    Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Note, pay such Note. The Issuers may charge for its expenses in replacing a Note, including any taxes or governmental charges that may be imposed in relation thereto.

Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

The provisions of this Section 2.07 are exclusive and shall provide (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08    Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note. Notes held by the Issuers or a Subsidiary of the Issuers shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuers, a Subsidiary of the Issuers or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay the Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09    Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any Affiliate of the Issuers, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10    Temporary Notes.

Until certificates representing the Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Until so exchanged, Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11    Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Issuers upon request by the Issuers. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12    Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will send or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13    Issuance of Additional Notes.

(a)    After the date hereof, the Issuers shall be entitled, subject to their compliance with the covenants contained in this Indenture, including Section 4.08, to issue Additional Notes under this Indenture, which Additional Notes shall have identical terms to the Initial Notes, other than with respect to the date of issuance and the issue price. All the Notes issued under this Indenture will be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and any Offer to Purchase.

(b)    With respect to any Additional Notes, the Issuers shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1)    the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.08 that the Issuers are relying upon to issue such Additional Notes; and

(2)    the issue price, the issue date and the CUSIP number of such Additional Notes.

Section 2.14    Method of Submission.

All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or by electronic transmission or mail.

Section 2.15    Trustee’s Duty to Monitor.

The Trustee (in each of its capacities hereunder, including without limitation as Registrar) shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee (in each of its capacities hereunder, including without limitation as Registrar) nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01    Notices to Trustee.

If the Company elects to redeem all or any part of the Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days (or such shorter notice as may be acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1)    the clause of this Indenture pursuant to which the redemption shall occur;

(2)    the redemption date;

(3)    the principal amount of Notes to be redeemed; and

(4)    the redemption price.

Section 3.02    Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an Offer to Purchase at any time, the Trustee shall select Notes for redemption or purchase on a pro rata basis (or, in the case of Notes issued in global form pursuant to Article 2 hereof, based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) unless otherwise required by law or applicable stock exchange or depositary requirements.

In the event of a partial redemption, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03    Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail or electronic delivery, as applicable, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

The notice will identify the Notes to be redeemed and will state:

(1)    the redemption date;

(2)    the redemption price;

(3)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4)    the name and address of the Paying Agent;

(5)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)    that upon the satisfaction of any conditions to such redemption set forth in the notice of redemption, and unless the Issuers default in making such redemption payment, interest on the Notes called for redemption ceases to accrue on and after the redemption date;

(7)    the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)    that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

Any redemption or purchase of the Notes, including in connection with an Equity Offering or an Offer to Purchase upon a Change of Control, with the net cash proceeds of an Asset Sale or in connection with another transaction (or series of related transactions) or event, including any financing, may, at the Issuers’ option, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related Equity Offering, Change of Control, Asset Sale or other transaction or event, as the case may be, and notice of such redemption or purchase may be given prior to the completion or the occurrence of the related Equity Offering, Change of Control, Asset Sale or other transaction or event. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the date of redemption or purchase may be delayed until such time (including more than 60 days after the date the notice of redemption or purchase was sent) as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the date of redemption or purchase, or by the date of redemption or purchase as so delayed, or such notice may be rescinded at any time in the Issuers’ discretion if in the good faith judgment of the Issuers any or all of such conditions will not be satisfied. In addition, the Issuers may provide in such notice that payment of the redemption or purchase price and performance of its obligations with respect to such redemption or purchase may be performed by another Person. In any such case, the Issuers shall provide prompt written notice to the Trustee at least three Business Days prior to the redemption date rescinding such redemption in the event that any such conditions precedent shall not have been (or will not be) satisfied, and such redemption and notice of redemption shall then be rescinded and of no force and effect. Upon receipt of such notice from the Issuers rescinding such redemption, the Trustee shall promptly send a copy of such notice to the Holders of the Notes to be redeemed in the same manner in which the notice of redemption was given.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at their expense; provided, however, that the Issuers have delivered to the Trustee, at least 45 days prior (or such shorter period of time as the Trustee may agree) to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04    Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03 hereof, the Notes called for redemption, subject to any condition included in the applicable notice of redemption, become due and payable on the redemption date at the redemption price. A notice of redemption may, at the Issuers’ option, be subject to the satisfaction of one or more conditions precedent.

Section 3.05    Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or purchase date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, accrued interest on all the Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of accrued interest on all Notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06    Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuers shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07    Optional Redemption.

(a)    At any time prior to November 15, 2028 (the date that is three months prior to the scheduled maturity date of the Notes), the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice to the holders (with a copy to the Trustee), at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to the date of redemption (subject to the rights of Holders of Notes on any relevant record date to receive interest due on the applicable interest payment date).

(b)    At any time on or after November 15, 2028 (the date that is three months prior to the scheduled maturity date of the Notes), the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice to the holders (with a copy to the Trustee), at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the date of redemption.

(c)    Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(d)    The Issuers or their affiliates may at any time and from time to time purchase Notes. Any such purchases may be made through open market or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices as well as with such consideration as the Issuers or any such affiliates may determine.

(e)    Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08    Mandatory Redemption.

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09    Gaming Redemption.

If any Gaming Authority requires that a Holder or Beneficial Owner of the Notes must be licensed, qualified or found suitable under any applicable Gaming Laws and such Holder or Beneficial Owner:

(a)    fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority, or

(b)    is denied such license or qualification or not found suitable, or if any Gaming Authority otherwise requires that Notes from any Holder or Beneficial Owner be redeemed, subject to applicable Gaming Laws, the Issuers shall have the right, at their option:

(1)     to require any such Holder or Beneficial Owner to dispose of its Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of receipt of such notice or finding by such Gaming Authority, or

(2)     to call for the redemption of the Notes of such Holder or Beneficial Owner at a redemption price equal to the least of:

(A)    the principal amount thereof, together with accrued and unpaid interest to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority,

(B)    the price at which such Holder or Beneficial Owner acquired the Notes, together with accrued and unpaid interest to the earlier of the date of redemption or the date of denial of license or qualification or of the finding of unsuitability by such Gaming Authority, or

(C)    such other lesser amount as may be required by any Gaming Authority.

The Issuers shall notify the Trustee in writing of any such redemption as soon as practicable. The Holder or Beneficial Owner applying for license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability. Notwithstanding any other provision of this Indenture, immediately upon the imposition of a requirement to dispose of Notes by a Gaming Authority, such Person shall, to the extent required by applicable Gaming Laws, have no further right: (i) to exercise, directly or indirectly, through any trustee, nominee or any other person or entity, any right conferred by such Notes or (ii) to receive any interest, dividends or any other distributions or payments with respect to such Notes or any remuneration in any form with respect to such Notes from the Issuers or the Trustee, except the redemption price.

Notwithstanding anything herein to the contrary, redemption notices may be sent or given less than 30 days or more than 60 days prior to a redemption if so required by any applicable Gaming Authority in connection with a redemption pursuant to this Section 3.09.

ARTICLE 4

COVENANTS

Section 4.01    Payment of Notes.

The Issuers shall pay or cause to be paid the principal of, premium on, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful.

Section 4.02    Maintenance of Office or Agency.

The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the office of the Trustee located at 60 Livingston Avenue, St. Paul, Minnesota 55107, as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03    Reports.

(a)    Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will provide the Trustee and the Holders of Notes within fifteen (15) Business Days after filing, or in the event no such filing is made or required, within fifteen (15) Business Days after the end of the time periods specified in those sections with:

(1)    all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual financial statements only, a report thereon by the Company’s certified independent accountants, and

(2)    all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

provided that the foregoing delivery requirements will be deemed satisfied if the foregoing materials are available on the SEC’s EDGAR system or on the Company’s website within the applicable time period specified above (provided that if posted to a secure internet portal, the Company will separately electronically deliver such reports to the Trustee). For the avoidance of doubt, the foregoing delivery requirements will be deemed satisfied by filings with the SEC that are made jointly by Holdings and the Company.

(b)    In addition, following the Issue Date, whether or not required by the SEC, the Company shall, if the SEC will accept the filing, file a copy of all of the information and reports referred to in clauses (1) and (2) of the preceding clause (a) with the SEC for public availability within the time periods specified in the SEC’s rules and regulations.

(c)    For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Company shall furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)    Notwithstanding anything herein to the contrary, the Company shall not be deemed to have failed to comply with any provision of this reporting covenant for purposes of Section 6.01(4) hereof as a result of the late filing or provision of any required information or report until 90 days after the date any such information or report was due.

(e)    Delivery of reports, information and documents referred to above, to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04    Compliance Certificate.

(a)    The Issuers shall deliver to the Trustee, within 120 business days after the end of each fiscal year commencing with the year ending December 31, 2020, an Officers’ Certificate stating that a review of the activities of the Issuers and their Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers and their Restricted Subsidiaries have performed their respective obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Issuers and their Restricted Subsidiaries have performed their obligations under this Indenture (or, in the event of noncompliance, specifying such noncompliance and the nature and status thereof of which signer may have knowledge).

(b)    So long as any of the Notes are outstanding, the Issuers shall, within 30 business days upon becoming aware of any Event of Default, deliver to the Trustee a statement specifying such Event of Default.

Section 4.05    Stay, Extension and Usury Laws.

The Issuers and each of the Subsidiary Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06    Restricted Payments.

(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)    declare or pay any dividend or make any distribution on or with respect to its Capital Stock held by Persons other than the Company or any of its Restricted Subsidiaries, other than:

(A)    dividends or distributions payable solely in Equity Interests (other than Disqualified Stock); and

(B)    pro rata dividends or distributions on Common Stock of any Restricted Subsidiary;

(2)    purchase, redeem, retire or otherwise acquire for value any Equity Interests of the Company held by any Person other than the Company or any of its Restricted Subsidiaries;

(3)    make any voluntary or optional principal payment, redemption, repurchase, defeasance, or other acquisition or retirement for value, of Subordinated Indebtedness of the Company or any Subsidiary Guarantor (other than (A) with respect to intercompany Subordinated Indebtedness or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4)    make an Investment, other than a Permitted Investment, in any Person

(all such payments and any other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A)    a Default or Event of Default shall have occurred and be continuing;

(B)    the Company could not Incur at least $1.00 of Indebtedness in compliance with both clauses (a) and (c) of Section 4.08 hereof;

(C)    the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be the Fair Market Value thereof as determined by the Company) made on or after April 25, 2016 (other than those referred to in clauses (2), (3), (4), (5), (6), (7), (9), (10), (11), (12), (13), (14), (15), (16), (17), (18), (19) and (20) of clause (b) of this Section 4.06) would exceed the sum of:

(i)    95% of the aggregate amount of Funds From Operations (or, if Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) from the first day of the Fiscal Quarter during which April 25, 2016 occurred and ending on the last day of the most recent Fiscal Quarter preceding the Transaction Date for which internal financial statements are available, plus

(ii)    100% of the aggregate net cash proceeds and the Fair Market Value of other property received by the Company after April 25, 2016 from (a) the issue or sale of Equity Interests of the Company (other than Disqualified Stock, Designated Preferred Stock, Excluded Contributions and any Permitted Warrant Transaction), (b) a contribution to the common equity capital of the Company (other than Excluded Contributions) or (c) the issue or sale of convertible Indebtedness of the Company upon the conversion of such Indebtedness into Equity Interests (other than Disqualified Stock and Designated Preferred Stock) of the Company; plus

(iii)    an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any of its Restricted Subsidiaries or from the net cash proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds have already been included in the calculation of Funds From Operations) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in each case, the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Person.

Notwithstanding the foregoing, the Company and any of its Restricted Subsidiaries may declare or pay any dividend or make any distribution to their equity holders to fund a dividend or distribution by Holdings (and make any corresponding distributions to the Company’s partners other than Holdings) so long as Holdings believes in good faith that Holdings qualifies as a real estate investment trust under the Code and the declaration or payment of such dividend, in each case, by Holdings, or the making of such distribution is necessary either to maintain Holdings’ status as a real estate investment trust under the Code for any calendar year or to enable Holdings to avoid payment of any tax for any calendar year that could be avoided by reason of a distribution by Holdings to its shareholders, with such distribution by Holdings to be made as and when determined by Holdings, whether during or after the end of, the relevant calendar year.

(b)    The provisions of Section 4.06(a) hereof will not prohibit:

(1)    the payment of any dividend, distribution or redemption of any Equity Interests or Subordinated Indebtedness within 60 days after the date of declaration or notice thereof or call for redemption if, at such date of declaration or notice or call for redemption, such payment or redemption was permitted by the provisions of Section 4.06(a) (the declaration of such payment will be deemed a Restricted Payment under Section 4.06(a) as of the date of declaration and the payment itself will be deemed to have been made on the date of declaration and will not also be deemed a Restricted Payment under Section 4.06(a)); provided, however, that any Restricted Payment made in reliance on this clause (1) shall reduce the amount available for Restricted Payments pursuant to clause (C) of Section 4.06(a)(4) only once;

(2)    the redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Company or any Subsidiary Guarantor including premium, if any, and accrued and unpaid interest and related transaction expenses, with the proceeds of, or in exchange for, other Subordinated Indebtedness Incurred under Section 4.08(d)(5);

(3)    the making of any Restricted Payment or Investment in an aggregate amount outstanding pursuant to this clause (3) not to exceed the amount of Excluded Contributions received by the Company after the Issue Date (with each such Investment being measured as of the date made and without giving effect to any subsequent changes in value);

(4)    the redemption of Common Units for Equity Interests of Holdings pursuant to the terms of the Partnership Agreement;

(5)    payments and distributions to dissenting Holders of Common Units and stockholders of Holdings or any other direct or indirect parent company of the Company (or the payment of dividends or distributions to Holdings (or any other direct or indirect parent company of the Company) to provide Holdings (or such parent company) with the cash necessary to make such payments and distributions) pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with Section 5.01 hereof;

(6)    the payment of cash (A) in lieu of the issuance of fractional shares of Capital Stock upon conversion, exercise, redemption or exchange of securities convertible into or exchangeable for Capital Stock of the Company or any other direct or indirect parent company of the Company (or the payment of dividends or distributions to such parent company to provide such parent company with the cash necessary to make such payments) and (B) in lieu of the issuance of whole shares of Capital Stock upon conversion, exercise, redemption or exchange of securities convertible into or exchangeable for Capital Stock of the Company or any other direct or indirect parent company of the Company (or the payment of dividends or distributions to such parent company to provide such parent company with the cash necessary to make such payments);

(7)    the acquisition or re-acquisition, whether by forfeiture or in connection with satisfying applicable payroll or withholding tax obligations, of Equity Interests of the Company in connection with the administration of their equity compensation programs in the ordinary course of business;

(8)    the redemption, repurchase or other acquisition or retirement of any Equity Interests of the Company or Holdings or any other direct or indirect parent company of the Company (or the payment of dividends or distributions to Holdings (or any other direct or indirect parent company of the Company) to provide Holdings (or any such parent company) with the cash necessary to make such redemptions, repurchases, acquisitions or retirements) from any director, officer or employee of the Company, Holdings (or any other direct or indirect parent company of the Company) or any Restricted Subsidiary of the Company, or from such Person’s estate, in an aggregate amount under this clause (8) not to exceed $10.0 million in any consecutive four Fiscal Quarter period; provided that any amount not so used in any given consecutive four Fiscal Quarter period may be carried forward and used in the next succeeding consecutive four Fiscal Quarter Period;

(9)    the declaration or payment of any cash dividend or other cash distribution in respect of Equity Interests of Holdings or any other direct or indirect parent company of the Company, the Company or any of its Restricted Subsidiaries constituting Preferred Stock (or the payment of dividends or distributions to Holdings (or any other direct or indirect parent company of the Company) to provide Holdings (or any such parent company) with the cash necessary to make such payments or distributions), so long as the Interest Coverage Ratio contemplated by Section 4.08(c) would be greater than or equal to 2.0 to 1.0 after giving effect to such payment; provided that at the time of payment of such dividend or distribution no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

(10)    the repayment, defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness or Disqualified Stock of the Company (A) in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to any Subsidiary) of, Disqualified Stock of the Company, or (B) pursuant to a required Offer to Purchase arising from a Change of Control or Asset Sale, as the case may be; provided that such repayment, repurchase, redemption, acquisition or retirement occurs after all Notes tendered by Holders in connection with a related Offer to Purchase have been repurchased, redeemed or acquired for value in accordance with the applicable provisions of this Indenture;

(11)    Permitted Tax Payments;

(12)    the declaration and payment of dividends or distributions by the Company to, the making of loans to, or other payments to Holdings (or any other direct or indirect parent company of the Company) in amounts required for Holdings (or any other direct or indirect parent company of the Company) to pay, in each case without duplication, (a) franchise taxes and other fees, taxes and expenses required to maintain their corporate existence; (b) customary salary, bonus and other benefits payable to officers, directors, employees, members of management, consultants and/or independent contractors of Holdings (or any other direct or indirect parent company of the Company) and any reasonable and customary indemnification claims made by current or former directors, officers, members of management, employees or consultants of such entity, to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and its Restricted Subsidiaries, including the Company’s proportionate share of such amounts relating to Holdings (or such other direct or indirect parent company) being a public company; (c) general corporate operating and overhead costs and expenses (including corporate overhead, legal or similar expenses, audit and other accounting and reporting expenses) of Holdings (or any other direct or indirect parent company of the Company) to the extent such costs and expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries, including the Company’s proportionate share of such amounts relating to Holdings (or other direct or indirect parent company) being a public company; and (d) fees and expenses other than to Affiliates of the Company related to any successful or unsuccessful financing transaction or equity offering;

(13)    the declaration and payments of dividends on Disqualified Stock; provided that, at the time of payment of such dividend, no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

(14)    payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under Section 4.08(d)(2); provided that no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

(15)    the declaration and payment of dividends to Holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company after the Issue Date; provided that the amount of dividends paid pursuant to this clause (15) shall not exceed the aggregate amount of cash actually received by the Company from the sale of such Designated Preferred Stock; and provided further that, at the time of payment of such dividend, no Default or Event of Default shall have occurred and be continuing (or would result therefrom);

(16)    payments in connection with, and the consummation of any transactions pursuant to or contemplated by (i) the MGM Agreements, (ii) the Northfield Agreements, (iii) the Empire City Agreements, (iv) the Park Agreements, (v) the Windmill Transaction Agreements and (vi) transactions pursuant to agreements generally described in the Offering Memorandum and any amendment, modification or extension thereto to the extent such amendment, modification or extension is not, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, or to the holders of the notes, as determined by the Company in good faith;

(17)    the making of cash payments in connection with any conversion of Convertible Indebtedness in an aggregate amount since the date of this Indenture not to exceed the sum of (a) the principal amount of such Convertible Indebtedness plus (b) any payments received by the Company or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction;

(18)    any payments in connection with (a) a Permitted Bond Hedge Transaction and (b) the settlement of any related Permitted Warrant Transaction (i) by delivery of shares of Holdings’ common stock upon settlement thereof or (ii) by (A) set-off against the related Permitted Bond Hedge Transaction or (B) payment of an early termination amount thereof in common stock upon any early termination thereof;

(19)    other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (19), not to exceed the greater of (i) $200.0 million and (ii) an amount equal to 3.0% of Adjusted Total Assets; and

(20)    Restricted Payments with respect to any Interim Assumed Drop-Down Indebtedness.

For purposes of determining compliance with this Section 4.06, in the event that any Restricted Payment meets the criteria of more than one of the types of Restricted Payment described in the above clauses of Section 4.06(b), or is permitted to be made pursuant to Section 4.06(a), the Company, in its sole discretion, may classify such Restricted Payment and only be required to include the amount and type of such Restricted Payment in one of such categories; provided that the Company may divide and classify any Restricted Payment in one or more of the types of Restricted Payment and may later reclassify all or a portion of such Restricted Payment, in any manner that complies within this Section 4.06.

Section 4.07    Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(1)    pay dividends or make any other distributions permitted by applicable law on any Equity Interests of such Restricted Subsidiary owned by the Company or any of its Restricted Subsidiaries;

(2)    pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

(3)    make loans or advances to the Company or any other Restricted Subsidiary; or

(4)    transfer its property or assets to the Company or any other Restricted Subsidiary.

(b)    The restrictions in Section 4.07(a) hereof will not apply to encumbrances or restrictions:

(1)    in this Indenture and any other agreement, including the Credit Agreement, as the same are in effect on the Issue Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that such encumbrances or restrictions do not materially impair the ability of the Issuers to satisfy their obligations to make payments on the Notes when due (as determined in good faith by the Company);

(2)    imposed under any applicable documents or instruments pertaining to any current or future Secured Indebtedness permitted under this Indenture (and relating solely to assets constituting collateral thereunder or cash proceeds from or generated by such assets);

(3)    existing under or by reason of applicable law, rule, regulation or order (including requirements imposed by any Gaming Authority, Gaming Laws and any regulations, orders or decrees of any Gaming Authority or other applicable Governmental Authority), this Indenture, the Notes and the Note Guarantees;

(4)    on cash, Cash Equivalents or other deposits or net worth imposed under contracts entered into the ordinary course of business, including such restrictions imposed by customers or insurance, surety or bonding companies;

(5)    with respect to a Foreign Subsidiary entered into in the ordinary course of business or pursuant to the terms of Indebtedness of a Foreign Subsidiary that was Incurred by such Foreign Subsidiary in compliance with the terms of this Indenture;

(6)    contained in any license, permit or other accreditation with a regulatory authority entered into in the ordinary course of business;

(7)    contained in agreements or instruments which prohibit the payment or making of dividends or other distributions other than on a pro rata basis;

(8)    existing with respect to any Person or the property or assets of any Person acquired by the Company or any of its Restricted Subsidiaries or that otherwise becomes a Restricted Subsidiary, or with respect to any Person or the property or assets of any Person newly designated as a Restricted Subsidiary of the Company, existing at the time of such acquisition or designation and not incurred solely in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of the Person other than the Person or the property or assets of the Person so acquired or designated;

(9)    in the case of clause (4) of Section 4.07(a):

(A)    that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B)    existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture;

(C)    existing under or by reason of Finance Leases or purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property; or

(D)    arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company and its Restricted Subsidiaries taken as a whole;

(10)    with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary (including any restrictions on distributions or on the making of loans or advances by that Restricted Subsidiary pending its sale or other disposition);

(11)    contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

(A)    the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company), and

(B)    the encumbrances or restrictions do not impair the ability of the Issuers to satisfy their obligations to make payments on the Notes (as determined in good faith by the Company);

(12)    existing under or by reason of restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or cash earnest money deposits in favor of sellers in connection with acquisitions not prohibited under this Indenture;

(13)    restrictions applicable to any Unrestricted Subsidiary or any joint venture (or the Equity Interests thereof) or which exist under or by reason of customary provisions contained in joint venture agreements and customary provisions in leases, in each case entered into in the ordinary course of business;

(14)    which exist under or by reason of Permitted Liens that limit the right of the debtor to transfer or otherwise dispose of the assets subject to such Liens;

(15)    which exist under the Loan Documents, the Existing Notes, the Existing Note Guarantees or by reason of any Secured Hedge Agreement or any Secured Cash Management Agreement; provided that such encumbrances or restrictions do not materially impair the ability of the Issuers to satisfy their obligations to make payments on the Notes (as determined in good faith by the Company);

(16)    restricting transfer, license or assignment of any licensing agreement or other contract (or otherwise relating to the assets subject thereto) entered into by the Company or its Restricted Subsidiaries in the ordinary course of business;

(17)    which exist under or by reason of contractual obligations which (i) exist on the Issue Date and (ii) to the extent contractual obligations permitted by clause (i) are set forth in an agreement evidencing Indebtedness, any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing is not (taken as a whole) materially less favorable to the Holders of the Notes;

(18)    any other encumbrances or restrictions so long as such encumbrances or restrictions do not materially impair the ability of the Issuers to satisfy their obligations to make payments on the Notes (as determined in good faith by the Company);

(19)    in connection with and pursuant to permitted extensions, refinancings, renewals or replacements of restrictions imposed pursuant to clauses (1) through (18) of this Section 4.07(b); provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect, taken as a whole, to the holders than those encumbrances or restrictions that are being extended, refinanced, renewed or replaced;

(20)    customary negative pledges and restrictions on Liens in favor of any holder of Indebtedness for borrowed money permitted under Section 4.08;

(21)    encumbrances or restrictions contained in the Master Leases; provided that such encumbrances or restrictions apply solely to the Property subject to the applicable Master Lease;

(22)    customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person or provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of capital stock of a Person other than on a pro rata basis; and

(23)    encumbrances or restrictions with respect to any Interim Drop-Down Indebtedness incurred in accordance with the provisions of this Indenture.

Nothing contained in this Section 4.07 will prevent the Company or any of its Restricted Subsidiaries from restricting the sale or other disposition of property or assets of the Company or its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

Section 4.08    Incurrence of Indebtedness.

(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness if, immediately after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis would be greater than 65% of Adjusted Total Assets as of any date of Incurrence.

(b)    The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Subsidiary Indebtedness or any Secured Indebtedness if, immediately after giving effect to the Incurrence of such Subsidiary Indebtedness or Secured Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Subsidiary Indebtedness and Secured Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis would be greater than 45% of Adjusted Total Assets as of any date of Incurrence.

(c)    The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of the Company and its Restricted Subsidiaries on a consolidated basis would be less than 2.0 to 1.0 (calculated on a Pro Forma Basis).

(d)    Notwithstanding clauses (a), (b) and (c) of this Section 4.08, the Company or any of its Restricted Subsidiaries may Incur each and all of the following:

(1)    Indebtedness of the Company or any of the Subsidiary Guarantors outstanding under Credit Facilities and the issuance or creation of letters of credit and bankers’ acceptances thereunder or in connection therewith (with letters of credit and bankers acceptances being deemed to have a principal amount equal to the face amount thereof), in an aggregate principal amount at any one time outstanding not to exceed the sum of (1) (x) $3,400.0 million plus (y) the aggregate principal amount of any outstanding Incremental Term Loans (provided that after giving pro forma effect to any such incurrences of Indebtedness pursuant to this clause (y), the Company and its Restricted Subsidiaries are in compliance with paragraphs (a) and (b) above) plus (2) in the case of any refinancing of any Indebtedness permitted under this clause (1) or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses Incurred in connection with such refinancing;

(2)    Indebtedness owed to:

(A)    The Company or a Subsidiary Guarantor evidenced by an unsubordinated promissory note; or

(B)    any other Restricted Subsidiary; provided that if the Company or any Subsidiary Guarantor is an obligor, the Indebtedness is subordinated in right of payment to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Subsidiary Guarantor (except to the extent prohibited by applicable Gaming Law); and provided further that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or any other Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2)(B);

(3)    the Notes to be issued on the Issue Date;

(4)    Indebtedness outstanding as of the Issue Date;

(5)    Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, discharge or refund other outstanding Indebtedness (other than clauses (1), (2), (6), (10), (11) and (13) of this Section 4.08(d)) plus the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses Incurred in connection with such refinancing (any such action, to “Refinance”), in an amount not to exceed the amount so Refinanced; provided that Indebtedness, the proceeds of which are used to Refinance Subordinated Indebtedness, will be permitted under this clause (5) only if:

(A)    such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be Refinanced is subordinated to the Notes; and

(B)    such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Subordinated Indebtedness to be Refinanced, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Subordinated Indebtedness to be Refinanced; and

provided further, that in no event may Indebtedness of the Company or a Subsidiary Guarantor that ranks equally with or subordinate in right of payment to the Notes or such Subsidiary Guarantor’s Note Guarantee, as applicable, be Refinanced by means of any Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor pursuant to this clause (5);

(6)    Indebtedness:

(A)    constituting reimbursement obligations with respect to letters of credit in respect of workers’ compensation claims, unemployment or other insurance or self-insurance obligations, performance or surety bonds or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, self-insurance obligations, performance or surety bonds or completion guarantees; provided, however, that upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

(B)    arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within 30 days of its Incurrence; and

(C)    arising from agreements providing for indemnification, adjustment of purchase price or similar obligations Incurred in connection with the disposition of any business, assets or Restricted Subsidiary;

(7)    Finance Lease Obligations, synthetic lease obligations, mortgage financings or purchase money obligations Incurred after the Issue Date in an aggregate principal amount at any one time outstanding, including Indebtedness Incurred to Refinance Indebtedness Incurred pursuant to this clause (7), not to exceed the greater of (i) $125.0 million and (ii) an amount equal to 2.0% of Adjusted Total Assets as of any date of Incurrence;

(8)    Indebtedness of the Company, to the extent the net proceeds therefrom are promptly:

(A)    used to purchase Notes tendered in an Offer to Purchase made as a result of a Change of Control; or

(B)    deposited to defease or discharge the Notes as described in Articles 8 and 11 hereof;

(9)    Note Guarantees and Guarantees of other Indebtedness of the Company or any Subsidiary Guarantor by any of its Restricted Subsidiaries; provided that such Indebtedness was permitted to be Incurred pursuant to another clause of this Section 4.08;

(10)    Indebtedness of the Company or any of its Restricted Subsidiaries consisting of financing of insurance premiums incurred in the ordinary course of business;

(11)    customer deposits and advance payments received in the ordinary course of business from customers in the ordinary course of business;

(12)    additional Indebtedness, Incurred after the Issue Date, of the Company and its Restricted Subsidiaries in an aggregate principal amount at any one time outstanding, including all Indebtedness Incurred to Refinance Indebtedness Incurred pursuant to this clause (12), not to exceed the greater of (i) $200.0 million and (ii) an amount equal to 3.0% of Adjusted Total Assets as of any date of Incurrence;

(13)    Indebtedness constituting Interim Assumed Drop-Down Indebtedness; provided that (x) to the extent such Indebtedness remains outstanding after the date that is 15 days after the original Incurrence thereof, such Indebtedness shall no longer be permitted to be Incurred pursuant to this clause (13) and must otherwise be permitted under another provision of this Section 4.08 and (y) to the extent such Indebtedness is extended, refinanced, renewed or replaced such extension, refinancing, renewal or replacement, as applicable, shall not be permitted pursuant to this clause (13);

(14)    Indebtedness under Secured Cash Management Agreements and in respect of netting services, overdraft protections and otherwise in connection with deposit accounts, commercial credit cards, stored value cards, purchasing cards and treasury management services, including any obligations pursuant to Cash Management Agreements, and other netting services, overdraft protections, automated clearing-house arrangements, employee credit card programs, controlled disbursement, ACH transactions, return items, interstate depository network service, Society for Worldwide Interbank Financial Telecommunication transfers, cash pooling and operational foreign exchange management, and in each case, similar arrangements and otherwise in connection with cash management, including cash management arrangements among the Company and its Subsidiaries;

(15)    any Guarantee issued by the Company pursuant to the matters described in any indemnity agreements entered into for the benefit of a title company that has been engaged by the Company or any of its Restricted Subsidiaries;

(16)    Guarantees issued by the Company or any of its Restricted Subsidiaries of any Indebtedness of joint ventures or Unrestricted Subsidiaries (and each such Guarantee will reduce amounts available pursuant to clauses (3), (18) or (19) of the definition of “Permitted Investments,” as applicable, on a dollar-for-dollar basis by the full amount of such Guarantee to the extent that any payments are made by the Company or any of its Restricted Subsidiaries in respect of such Guarantee), if (i) both before and after giving effect to the incurrence of each such Guarantee, no Event of Default has occurred or is continuing, and (ii) to the extent that any payments are made by the Company or any of its Restricted Subsidiaries in respect of such Guarantee incurred pursuant to this clause (16), the applicable dollar limitations set forth in clauses (3), (18) or (19) of the definition of “Permitted Investments,” as applicable, would not be exceeded after giving effect to the full amount of any Guarantees that have become payable by the Company or any of its Restricted Subsidiaries if the full amount of such Guarantees were being incurred as Investments thereunder;

(17)    Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit issued under any Credit Facilities in an aggregate principal amount not to exceed the stated amount of such letter of credit (but which stated amount may include the amount of any anticipated premiums, expenses (including upfront fees and original issue discount) and any accretion in the principal amount thereof);

(18)    contractual indemnity obligations entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in connection with the normal course of operation of its casinos and other property;

(19)    obligations (contingent or otherwise) existing or arising under any Hedging Obligations or Swap Contracts (including Secured Hedge Agreements) incurred in the ordinary course of business;

(20)    Indebtedness of a Restricted Subsidiary that is a non-Subsidiary Guarantor in an amount not to exceed the greater of (i) $40.0 million and (ii) an amount equal to 1.0% of Adjusted Total Assets as of any date of Incurrence in the aggregate for all such Restricted Subsidiaries at any time and, without duplication, Indebtedness Incurred to Refinance Indebtedness Incurred pursuant to this clause (20);

(21)    Indebtedness incurred in connection with any Sale and Leaseback Transaction (including any Indebtedness Incurred to Refinance Indebtedness Incurred pursuant to this clause (21));

(22)    Indebtedness (x) of a Person that becomes a Restricted Subsidiary after the date hereof, that existed at the time such Person became a Restricted Subsidiary and was not created (but may have been amended) in anticipation or contemplation thereof and (y) assumed in connection with any Investment permitted under this Indenture and not created (but may have been amended) in anticipation or contemplation thereof, in each case under this clause (22), as long as immediately after giving effect thereto, after giving pro forma effect to such transaction, either (a) the Interest Coverage Ratio immediately following such transaction and related incurrence or assumption (including a pro forma application of the net proceeds therefrom) would be at least 2.0 to 1.0 or (b) the pro forma Interest Coverage Ratio would be greater than the actual Interest Coverage Ratio immediately prior to such acquisition, incurrence or assumption;

(23)    Interim Drop-Down Indebtedness; provided that (i) to the extent such Indebtedness remains outstanding after the date that is fifteen (15) days after the original incurrence thereof, such Indebtedness shall no longer be permitted to be incurred pursuant to this clause (23) and must otherwise be permitted under another provision of this Indenture and (ii) to the extent such Indebtedness is extended, refinanced, renewed or replaced, such extension, refinancing, renewal or replacement, as applicable, shall not be permitted pursuant to this clause (23); and

(24)    Other Indebtedness, including all Indebtedness Incurred to Refinance Indebtedness Incurred pursuant to this clause (24), in an aggregate amount not to exceed the greater of (i) $100.0 million and (ii) an amount equal to 2.0% of Adjusted Total Assets at any time.

(e)    For purposes of determining compliance with any U.S. dollar restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement.

(f)    For purposes of determining any particular amount of Indebtedness under this Section 4.08, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount will not be included.

(g)    For purposes of determining compliance with this Section 4.08, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses of Section 4.08(d) or is Incurred in compliance with clauses (a), (b) and (c) of this Section 4.08, as applicable, the Company, in its sole discretion, may classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such categories; provided that the Company may divide and classify an item of Indebtedness in one or more of the types of Indebtedness and may later reclassify all or a portion of such item of Indebtedness, in any manner that complies within this Section 4.08. Indebtedness under the Credit Agreement outstanding on the Issue Date will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (d)(1) of this Section 4.08.

(h)    The amount of any Indebtedness outstanding as of any date will be:

(1)    the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)    the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)    in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)    the Fair Market Value of such assets at the date of determination; and

(B)    the amount of the Indebtedness of the other Person.

Section 4.09    Asset Sales.

(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale, unless:

(1)    the consideration received by the Company or such Restricted Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of, and

(2)    at least 75% of the consideration received by the Company or such Restricted Subsidiary consists of cash or Cash Equivalents; provided that, with respect to the sale of one or more Properties, up to 75% of the consideration may consist of Indebtedness of the purchaser of such Properties so long as such Indebtedness is secured by a first priority Lien on the Properties sold; provided further that, for purposes of this clause (2), the amount of the following will be deemed to be cash:

(A)    any liabilities of the Company or any such Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets;

(B)    any securities or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days of the consummation of such Asset Sale; and

(C)    any Designated Non-cash Consideration received by the Issuers or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (i) $50.0 million and (ii) an amount equal to 1% of Adjusted Total Assets, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b)    Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company will or will cause such Net Cash Proceeds (or an amount equal to the amount of such Net Cash Proceeds) to be applied to:

(1)    permanently reduce Secured Indebtedness of the Company or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary that is not a Subsidiary Guarantor, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries; or

(2)    make a capital expenditure or invest in property or assets (other than current assets) of a nature or type or that are used in the business of the Company or any of its Restricted Subsidiaries existing on the date of such capital expenditure or investment (or enter into a definitive agreement committing to make such capital expenditure or so invest within 12 months after the receipt of such Net Cash Proceeds).

Pending the application of any such Net Cash Proceeds as described above, the Company may invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 365-day period as set forth in the preceding sentence and not applied as so required by the end of such period will constitute “Excess Proceeds.” If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to this Section 4.09 totals more than $100.0 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders of the Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to an Offers to Purchase or redeem with the proceeds of sales of assets, on a pro rata basis, an aggregate principal amount of Notes and such other pari passu Indebtedness equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes and such other pari passu Indebtedness plus, in each case, accrued interest to the Payment Date.

If the aggregate principal amount of Notes and other pari passu Indebtedness with the Notes tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, then the Notes and such other pari passu Indebtedness will be purchased on a pro rata basis based on the principal amount of the Notes and such other pari passu Indebtedness tendered. Upon completion of each Offer to Purchase, any remaining Excess Proceeds subject to such Offer to Purchase will no longer be deemed to be Excess Proceeds and may be applied to any other purpose not prohibited hereunder.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer to Purchase in connection with an Asset Sale. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 4.09 by virtue of such compliance.

Section 4.10    Transactions with Affiliates.

(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to enter into, renew or extend any transaction of any kind with any Affiliate of the Company or any of its Restricted Subsidiaries (other than transactions between or among the Company and the Restricted Subsidiaries), in each case, involving consideration in excess of the greater of (i) $50.0 million and (ii) 1.0% of Adjusted Total Assets (an “Affiliate Transaction”) for any transaction or series of related transactions, except upon terms (taken as a whole) that are not materially less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such an Affiliate.

(b)    The foregoing limitation does not limit, and will not apply to:

(1)    transactions (A) approved by (i) a majority of the disinterested members of the Board of Directors of Holdings or (ii) a majority of the conflicts committee of Holdings constituted as set forth in the limited liability company agreement of Holdings (as in effect from time to time) or (B) for which the Company or any Restricted Subsidiary delivers to the Trustee a written opinion of an independent qualified real estate appraisal firm or a nationally recognized investment banking, accounting or appraisal firm, stating that the transaction is fair to the Issuers or such Restricted Subsidiary from a financial point of view;

(2)    any transaction solely among the Company and any of its Restricted Subsidiaries or solely among Restricted Subsidiaries of the Company;

(3)    any payments or other transactions pursuant to any tax-sharing agreement between or among the Company, any Restricted Subsidiaries, Holdings or any direct or indirect parent thereof, and any transactions undertaken for the purpose of improving the consolidated tax efficiency of any direct or indirect parent entity of the Company (each, a “Parent Entity”), any Restricted Subsidiaries or Holdings (provided that such transactions, taken as a whole, are not materially adverse to the Company and the Restricted Subsidiaries (as determined by the Company in good faith));

(4)    (i) any Restricted Payments or Investments not prohibited by Section 4.06 hereof, (ii) the Incurrence of any Indebtedness permitted under clauses (d)(2), (9), (13), (16), (20), (22), (23) and (24) of Section 4.08 hereof, (iii) any sales or other dispositions of assets that do not constitute “Asset Sales” or are excluded from the definition of “Asset Sales” pursuant to the first sentence of such definition in this Indenture or clauses (D), (F), (T) and (X) of such definition and (iv) the Incurrence of any Liens constituting “Permitted Liens” pursuant to clauses (8), (11) through (42), (44), (45), (50) and (51) of such definition;

(5)    payments or other transactions (including the payment of any fees and expenses in connection therewith) pursuant to or in connection with (i) the Partnership Agreement, (ii) the MGM Agreements, (iii) the Northfield Agreements, (iii) the Empire City Agreements, (iv) the Park Agreements, (v) the Windmill Transaction Agreements and (vi) transactions pursuant to agreements generally described in the Offering Memorandum or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not, in the reasonable determination of the Company, materially less favorable to the Company and the Restricted Subsidiaries than the original agreement or arrangement in existence on the Issue Date;

(6)    director’s fees and any employment, consulting, service, severance or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Company (or any direct or indirect parent company thereof) or any of its Restricted Subsidiaries with officers, directors, employees and consultants of the Company (or any direct or indirect parent company thereof) or its Restricted Subsidiaries that are Affiliates of the Company or its Subsidiaries and the payment of compensation, customary fees, perquisites and fringe benefits and the issuance of securities to such officers, directors, employees and consultants (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), or loans and advances to any officer, director or employee, in the ordinary course of business;

(7)    commission, payroll, reasonable out-of-pocket costs, travel and similar advances or loans (including payment or cancellation thereof) to officers and employees of the Company or any of its Subsidiaries to the extent attributable to the ownership, management or operation of the Company and its Subsidiaries;

(8)    the issuance, sale or transfer, and transactions related to the issuance, sale or transfer, of Equity Interests of the Company to Affiliates or any Parent Entity, including in connection with capital contributions by such Affiliates or Parent Entity to the Company or any Restricted Subsidiary;

(9)    any transaction with any Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction;

(10)    any transaction with a joint venture, partnership, limited liability company or other entity that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in such joint venture, partnership, limited liability company or other entity;

(11)    (i) license or lease agreements with any Unrestricted Subsidiary or joint venture on terms which, taken as a whole together with all related transactions with such Unrestricted Subsidiary or joint venture, are commercially reasonable, (ii) other agreements and transactions in the ordinary course of business (and reasonable extensions of such course of business) with, or for the benefit of, any Unrestricted Subsidiary or joint venture that are commercially reasonable or are materially consistent with the past practices of the Company, which shall include transactions with sub-tenants of Real Property, and (iii) any agreement by an Unrestricted Subsidiary or joint venture to pay management, development or other similar fees to the Company or a Subsidiary Guarantor, directly or indirectly, relating to the provision of management services, overhead, sharing of customer lists and customer loyalty programs;

(12)    transactions contemplated by each applicable Transfer Agreement;

(13)    agreements with joint ventures and Unrestricted Subsidiaries to facilitate arrangements related to (i) easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, traffic signals, drainage, irrigation, water, electricity and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Property, facilities, or equipment which individually or in the aggregate do not materially burden or impair the Fair Market Value or use of such Property for the purposes for which it is or may reasonably be expected to be held or (ii) easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of Property in or adjacent to a neighboring development, shopping center, utility company, public facility or other projects affecting Property which individually or in the aggregate do not materially burden or impair the Fair Market Value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

(14)    future leases and subleases between MGM or its Subsidiaries and the Company or its Restricted Subsidiaries (provided that such transactions, taken as a whole, are not materially adverse to the Company and the Restricted Subsidiaries (as determined by the Company in good faith));

(15)    leases or subleases not interfering in any material respect with the ordinary conduct of the business of the Company and the Subsidiary Guarantors (which, for the avoidance of doubt, includes operating subleases) and licenses or sublicenses of Intellectual Property made in the ordinary course of business, and termination of leases (other than the Master Lease) and Swap Contracts in the ordinary course of business;

(16)    Indebtedness of the Company or any Restricted Subsidiary owed to the Company or any Restricted Subsidiary; provided that (except to the extent prohibited by applicable Gaming Law) Indebtedness of the Company or any Subsidiary Guarantor owing to a Restricted Subsidiary that is not a Subsidiary Guarantor shall be subordinated to the Notes; and

(17)    (i) the exercise by the Company of rights under derivative securities linked to Equity Interests underlying Convertible Indebtedness or similar products purchased by the Company or Holdings in connection with the issuance of Convertible Indebtedness and (ii) any termination fees or similar payments in connection with the termination of warrants or other Equity Interests issued in connection with such Convertible Indebtedness.

Notwithstanding the foregoing, any transaction or series of related transactions covered by Section 4.10(a) hereof and not covered by clauses (2) through (17) of Section 4.10(b) hereof the aggregate amount of which exceeds $50.0 million in value must be approved or determined to be fair in the manner provided for in clause (1)(A) or (B) above.

Section 4.11    Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause to become effective any Lien of any kind (other than Permitted Liens) that secures Obligations upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable or prior basis with the Obligations so secured until such time as such Obligations are no longer secured by a Lien; provided that this Section 4.11 will not restrict the granting of Liens on securities issued by any gaming licensee until all required approvals of this Section 4.11 have been obtained under applicable Gaming Laws.

For purposes of determining compliance with this Section 4.11, in the event that any Lien meets the criteria of more than one of the types of Liens described under the definition of “Permitted Liens,” the Company, in its sole discretion, may classify such Lien in one such type of Permitted Liens; provided that the Company may divide and classify a Lien in one or more of the types of Permitted Liens and may later reclassify all or a portion of such Lien, in any manner that complies within this Section 4.11.

Section 4.12    Corporate Existence.

Subject to Article 5 hereof, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)    their corporate, partnership or other existence, and the corporate, partnership or other existence of each of their Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers or any such Restricted Subsidiary (it being understood that legal name changes may be made upon the reasonable discretion of the Issuers); and

(2)    the rights (charter and statutory) and licenses of the Issuers and their Restricted Subsidiaries;

provided, however, that the Issuers shall not be required to preserve any such right or license, or the corporate, partnership or other existence of any of their Restricted Subsidiaries, if the loss thereof would not reasonably be expected to be materially adverse to the Issuers and their Subsidiaries, taken as a whole.

Section 4.13    Offer to Repurchase Upon Change of Control.

(a)    Unless the Company has previously or concurrently sent a redemption notice with respect to all existing Notes as described in Section 3.07 and all conditions precedent applicable to such redemption notice have been satisfied, within 30 days following any Change of Control or, at the option of the Company, prior to any Change of Control, but after public announcement of the transaction or transactions that constitute or may constitute the Change of Control, the Company shall be required to commence an Offer to Purchase for all Notes then outstanding at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the Payment Date. The Offer to Purchase will, if sent prior to the date on which the Change of Control occurs, describe the transaction or transactions that constitute or may constitute the Change of Control, and state that the Offer to Purchase is conditioned on the Change of Control occurring on or prior to the applicable Payment Date.

(b)    There can be no assurance that the Company will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as any covenant that may be contained in other securities of the Company or that might be outstanding at the time).

(c)    Subject to the following clause, the provisions described above that require the Company to make an Offer to Purchase following a Change of Control will be applicable regardless of whether any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction. In addition, Holders of Notes may not be entitled to require the Company to purchase their Notes in certain circumstances involving a significant change in the composition of the Company’s Board of Directors.

(d)    The Company will not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase made by the Company and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

(e)    If Holders of not less than 90.0% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer to Purchase and the Company, or any third party making an Offer to Purchase in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such holders, the Company will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer to Purchase described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including such purchase date.

(f)    The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.13, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this Section 4.13 by virtue of our compliance with such securities laws or regulations

(g)    If the terms of any Credit Facilities prohibit the Company from making an Offer to Purchase or from purchasing the Notes pursuant thereto, prior to the sending of the notice to Holders, but in any event within 30 days following any Change of Control, the Company covenants to:

(1)    repay in full all Indebtedness outstanding under such Credit Facilities or offer to repay in full all such Indebtedness and repay the Indebtedness of each lender who has accepted such offer; or

(2)    obtain the requisite consent under such Credit Facilities to permit the purchase of the Notes as described above.

The Company must first comply with the covenant described in clause (g) above before it will be required to purchase Notes in the event of a Change of Control; provided, however, that the Company’s failure to comply with the covenant described in clause (g) above or to make an Offer to Purchase because of any such failure shall constitute a Default described in clause (4) in Section 6.01 (and not under clause (3) thereof); provided further, if the Company has instituted any liability management procedures or is otherwise engaged in obtaining the requisite consents under such Credit Facilities to permit the purchase of the Notes (such engagement to be determined by the Company in its sole discretion), the Company shall have an additional 30 days following the initial 30 day period after the occurrence of a Change of Control to secure such consents and no Default shall have occurred if such consents are obtained within such 30 day period.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.13, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Section 4.13 by virtue of such compliance.

Section 4.14    Limitation on Issuances of Guarantees by Subsidiary Guarantors.

The Company will not permit any Subsidiary Guarantor to Guarantee, directly or indirectly, any Indebtedness of the Company, or any Subsidiary Guarantor (“Guaranteed Indebtedness”), unless, if the Guaranteed Indebtedness:

(1)    ranks equally in right of payment with the Notes or a Note Guarantee, then the Guarantee of such Guaranteed Indebtedness will rank equally with, or subordinate to, Note Guarantee; or

(2)    is subordinate in right of payment to the Notes or a Note Guarantee, then the Guarantee of such Guaranteed Indebtedness will be subordinated in right of payment to the Note Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated in right of payment to the Notes or such Note Guarantee.

The foregoing limitation shall not apply to the Guarantee of any Guaranteed Indebtedness by MGP Yonkers or any Restricted Subsidiary which becomes a Subsidiary Guarantor after the Issue Date unless and until Gaming Approval is obtained; provided the Company shall use commercially reasonable efforts to obtain such approval.

Section 4.15    Fall-Away Event.

In the event of the occurrence of a Fall-Away Event, the Company and its Restricted Subsidiaries will not be subject to Sections 4.06, 4.07, 4.08, 4.09, 4.10, 4.14 or 5.01(3). The Issuers shall deliver promptly to the Trustee an Officers’ Certificate notifying the Trustee of the occurrence of the Fall-Away Date. The Trustee shall not have any duty to monitor whether or not a Fall-Away Date has occurred nor any duty to notify the Holders of any of the foregoing.

Section 4.16    Restrictions on Activities of the Co-Issuer.

The Co-Issuer does not and will not hold any material assets, and will not become liable for any material obligations or engage in any significant business activities; provided that the Co-Issuer may issue Equity Interests to the Company and may be a co-obligor or guarantor with respect to Indebtedness if the Company is a primary obligor of such Indebtedness and the net proceeds of such Indebtedness are received by the Company or one or more of the Company’s Subsidiaries (other than the Co-Issuer), and may engage in activities related thereto or necessary in connection therewith.

Section 4.17    Master Lease.

The Company will not enter into any amendment to the Master Lease unless (a) such amendment is approved by (i) a majority of the disinterested members of the Board of Directors of Holdings or (ii) a majority of the conflicts committee of Holdings constituted as set forth in the limited liability company agreement of Holdings (as in effect from time to time), (b) such amendment would not materially impair the ability of the Issuers to satisfy their obligations to make payments on the Notes (as determined in good faith by the Company) or (c) such amendment is entered into in order to effectuate an acquisition of property or assets by the Company that are leased back to the Tenant under the Master Lease; provided that amendments of the Master Lease (and any corresponding rent reduction) pursuant to the terms of the Master Lease in connection with a casualty event or an asset sale in each case made in accordance with the Master Lease shall not be deemed to materially impair the ability of the Issuers to satisfy their obligations to make payments on the Notes or to materially impair the rights and remedies of the Holders of the Notes.

Section 4.18    Future Guarantors.

If, after the Issue Date, any Wholly Owned Subsidiary of the Company (including any newly formed, newly acquired or newly redesignated Restricted Subsidiary, but excluding any Excluded Subsidiary) that is not then an Issuer or a Subsidiary Guarantor, Guarantees any Indebtedness of the Issuers or any other Subsidiary Guarantor under any Credit Facility or any Capital Markets Indebtedness of the Issuers or any other Subsidiary Guarantor, then, the Issuers shall cause such Restricted Subsidiary, within 20 Business Days of the date that such Indebtedness has been guaranteed, to execute and deliver to the Trustee a supplemental indenture in the form of Exhibit E hereto pursuant to which such Restricted Subsidiary shall become a Subsidiary Guarantor under this Indenture providing for a Guarantee by such Restricted Subsidiary on the same terms and conditions as those set forth in this Indenture and applicable to the other Subsidiary Guarantors; provided that this Section 4.18 will not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and that was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; provided further that this Section 4.18 will not require any Wholly Owned Subsidiary to become a Subsidiary Guarantor unless and until any applicable Gaming Approval is obtained and the Company shall use commercially reasonable efforts to obtain such approval.

ARTICLE 5

SUCCESSORS

Section 5.01    Consolidation, Merger and Sale of Assets.

The Company will not consolidate or merge with or into, or sell, convey, transfer or otherwise dispose (collectively, a “transfer”) of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless:

(1)    the Company is the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired such property and assets of the Company is an entity organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on the Notes, the Note Guarantees and under this Indenture;

(2)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3)    in the case of a transaction involving the Company, immediately after giving effect to such transaction on a Pro Forma Basis, the Company, or any Person becoming the successor obligor of the Notes, as the case may be, (A) could Incur at least $1.00 of Indebtedness in compliance with both clause (a) and clause (c) of Section 4.08 hereof or (B) has a Leverage Ratio that is no higher than the Leverage Ratio of the Company immediately before giving effect to the transaction and any related Incurrence of Indebtedness; provided that this clause (3) will not apply to (i) a consolidation or merger of one or more Restricted Subsidiaries with or into the Company or (ii) any merger effected solely to change the state of domicile of the Company; and

(4)    if the Company will not be the continuing Person, the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

Notwithstanding the foregoing, this Section 5.01 shall not apply to the lease of all or substantially all of the real estate assets of the Company or any of its respective Subsidiaries to MGM or its Subsidiaries or another operator pursuant to a Master Lease or other similar leases.

Section 5.02    Successor Corporation Substituted.

Upon any consolidation or merger or any transfer of all or substantially all of the Company’s assets, in accordance with the foregoing, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made, will succeed to, be substituted for, and may exercise every one of the Company’s rights and powers under this Indenture with the same effect as if such successor Person had been named therein as the Company and, except in the case of the lease or a sale or other transfer of less than all assets, the Company will be released from the obligations under the Notes. For the avoidance of doubt, the restrictions set forth in Section 5.01 hereof will not apply to any consolidation, merger or liquidation of the Co-Issuer into or with the Company, any dissolution of the Co-Issuer, or any transfer of all or substantially all of the property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) of the Co-Issuer to the Company, in each case where the Company is the surviving entity.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01    Events of Default.

Each of the following is an “Event of Default”:

(1)    default in the payment of principal of, or premium, if any, on any note when it is due and payable at maturity, upon acceleration, redemption or otherwise;

(2)    default in the payment of interest on any Note when it is due and payable, and such default continues for a period of 30 days;

(3)    default in the performance or breach of Section 5.01 hereof or the failure by the Issuers or any of their Restricted Subsidiaries to make or consummate an Offer to Purchase in accordance with Sections 4.09 or 4.13;

(4)    the Issuers or the Company defaults in the performance of or breaches any other covenant or agreement of the Issuers or the Company in this Indenture or under the Notes (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for a period of 60 consecutive days upon written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

(5)    there occurs with respect to any issue or issues of Indebtedness of the Issuers or the Company or any Significant Subsidiary having an outstanding principal amount of (i) the greater of (a) $200.0 million and (b) an amount equal to 3.0% of Adjusted Total Assets in the case of Recourse Indebtedness (other than the Notes), or (ii) the greater of (a) $500.0 million and (b) an amount equal to 7.0% of Adjusted Total Assets in the case of Non-Recourse Indebtedness, in each case, for all such issues of all such Persons, whether such Indebtedness now exists or is created after the date of this Indenture:

(A)    an event of default that has caused the Holders thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration; and/or

(B)    the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(6)    other than in connection with any transaction not prohibited by Section 4.17, the Master Lease shall have terminated or the Master Lease Guaranty shall have terminated (other than in accordance with the terms of the Master Lease or the Master Lease Guaranty); provided that such termination shall not constitute an Event of Default (and neither the Trustee nor any Holder of Notes shall take any corresponding actions as if such termination constituted an Event of Default) if within 90 days after such termination the Company has entered into one or more Permitted Replacement Leases (or in the case of the Master Lease Guaranty, a replacement guaranty is entered into in accordance with the Master Lease);

(7)    any final judgment or order (not covered by insurance) for the payment of money in excess of the greater of (a) $200.0 million and (b) an amount equal to 3.0% of Adjusted Total Assets for all such final judgments or orders against the Company or any Significant Subsidiary:

(A)    is rendered against the Company or any Significant Subsidiary and is not paid or discharged; and

(B)    there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against the Company or any Significant Subsidiary to exceed $200.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(8)     a court having jurisdiction enters a decree or order for:

(A)    relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

(B)    appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary; or

(C)    the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order remains unstayed and in effect for a period of 60 consecutive days;

(9)    the Company or any Significant Subsidiary:

(A)    commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law;

(B)    consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary;

(C)    effects any general assignment for the benefit of its creditors; or

(10)    any Note Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or any Subsidiary Guarantor notifies the Trustee in writing that it denies or disaffirms its obligations under its Note Guarantee.

Section 6.02    Acceleration.

If an Event of Default (other than an Event of Default specified in Section 6.01(8) or (9) above that occurs with respect to the Company or any Significant Subsidiary) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuers (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding will, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest will be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in Section 6.01(5) above has occurred and is continuing, such declaration of acceleration will be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to Section 6.01(5) shall be remedied or cured by the Issuers or the relevant Significant Subsidiary or waived by the Holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

If an Event of Default specified in Section 6.01(8) or (9) above occurs with respect to the Company or any Significant Subsidiary, the principal of, premium, if any, and accrued interest on the Notes then outstanding will automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Any notice of default, declaration of acceleration or instruction to the Trustee to provide a notice of default, declaration of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (other than a Regulated Bank) (each a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Issuers and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of default shall be deemed a continuing representation until the resulting default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Issuers with such other information as the Issuers may reasonably request from time to time in order to verify the accuracy of such Noteholder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee, and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuers determine in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officers’ Certificate stating that the Issuers have initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Issuers provide to the Trustee an Officers’ Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs. In addition, for the avoidance of doubt, the foregoing paragraphs shall not apply to any Holder that is a Regulated Bank.

For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officers’ Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Issuer, any Holder or any other Person in acting in good faith on a Noteholder Direction.

The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Issuers and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(X)    all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived, and

(Y)    the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.03    Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04    Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes (including in connection with an Offer to Purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05    Control by Majority.

The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders.

Section 6.06    Limitation on Suits.

A Holder of a Note may not pursue any remedy with respect to this Indenture or the Notes unless:

(1)    the Holder gives the Trustee written notice of a continuing Event of Default;

(2)    the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)    such Holder or Holders offer the Trustee indemnity and security satisfactory to the Trustee against any costs, liability or expense;

(4)    the Trustee does not comply with the request within 60 days after receipt of the request and the provision of indemnity and security; and

(5)    during such 60-day period, the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07    Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium on, if any, or interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. For the avoidance of doubt, no amendment to, or deletion of Sections 4.02 through 4.18 or action taken in compliance with the covenants in effect at the time of such action, shall be deemed to impair or affect any rights of any Holders of the Notes to receive payment of principal of, or premium, if any, or interest on, the Notes or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes.

Section 6.08    Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Issuers for the whole amount of principal of, premium on, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09    Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10    Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:    to the Trustee, in each of its capacities hereunder, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred (including, without limitation, reasonable and documented fee and expenses of legal counsel), and all advances made, by the Trustee and the costs and expenses of collection;

Second:    to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third:    to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11    Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01    Duties of Trustee.

(a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)    Except during the continuance of an Event of Default:

(1)    the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture, as modified or supplemented by a supplemental indenture, if any, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of calculations or other facts stated therein).

(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)    this clause (c) does not limit the effect of clause (b) of this Section 7.01;

(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), and (c) of this Section 7.01.

(e)    No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)    The Trustee shall not be liable for interest on any money received by it and all such moneys shall remain uninvested except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)    The Trustee shall not be deemed to have notice of any Default or Event of Default, except an Event of Default under Section 6.01(1) or 6.01(2), unless a Responsible Officer has received written notice of such Default or Event of Default at the Corporate Trust Office of the Trustee.

Section 7.02    Rights of Trustee.

(a)    The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)    The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of the Issuers.

(f)    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(g)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(h)    The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(i)    The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties hereunder.

(j)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(k)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03    Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 hereof.

Section 7.04    Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05    Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06    Reports by Trustee to Holders of the Notes.

(a)    Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as the Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief customary report dated as of such reporting date.

(b)    A copy of each report at the time of its mailing to the Holders of Notes will be mailed or electronically delivered by the Trustee to the Issuers and filed by the Trustee with the SEC.

Section 7.07    Compensation and Indemnity.

(a)    The Issuers shall pay to the Trustee (acting in any capacity) from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a Trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents, professional advisers and legal counsel.

(b)    The Issuers and the Subsidiary Guarantors shall, jointly and severally, indemnify the Trustee, acting in any capacity (including the Trustee’s officers, directors, agents, counsels and employees) against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Subsidiary Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Subsidiary Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct as determined by a final, non-appealable decision of a court of competent jurisdiction. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers or any of the Subsidiary Guarantors of their obligations hereunder. The Issuers or such Subsidiary Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. Neither the Issuers nor any Subsidiary Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

(c)    The obligations of the Issuers and the Subsidiary Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(d)    To secure the Issuers’ and the Subsidiary Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(e)    When the Trustee incurs expenses or renders services after an Event of Default specified in clause (8) or (9) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08    Replacement of Trustee.

(a)    A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)    The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by providing 30 days’ prior notice to the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(1)    the Trustee fails to comply with Section 7.10 hereof;

(2)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)    a custodian or public officer takes charge of the Trustee or its property; or

(4)    the Trustee becomes incapable of acting.

(c)    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d)    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)    If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09    Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10    Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may at any time elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02    Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and each of the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)    the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)    the Issuers’ obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3)    the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Subsidiary Guarantors’ obligations in connection therewith; and

(4)    this Article 8.

Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

Section 8.03    Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and each of the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.14, 4.15, 4.16, 4.17 and 4.18 and clauses (3) and (4) of Section 5.01 and Section 10.04 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuers and the Subsidiary Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3), (4), (5), (6), (7), (8) (with respect to Significant Subsidiaries only), (9) (with respect to Significant Subsidiaries only) and (10) hereof will not constitute Events of Default.

Section 8.04    Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)    the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium on, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)    in the case of an election under Section 8.02 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A)    the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)    since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)    in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)    no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)    such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuers or any of the Subsidiary Guarantors is a party or by which the Issuers or any of the Subsidiary Guarantors is bound; and

(6)    the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05    Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable government securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable government securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable government securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06    Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium on, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as Trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition) (or if either such publications are unavailable, two similar nationally recognized publications as determined in the Company’s sole discretion), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07    Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable government securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Subsidiary Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers makes any payment of principal of, premium on, if any, or interest on, any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01    Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees:

(1)    to cure any ambiguity, defect, omission or inconsistency in this Indenture or the Notes;

(2)    to provide for the assumption of the Issuers’ or a Subsidiary Guarantor’s obligations to Holders of the Notes and the Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuers’ or such Subsidiary Guarantor’s assets to comply with Article 5 or Section 10.04;

(3)    to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA;

(4)    to evidence and provide for the acceptance of an appointment by a successor Trustee;

(5)    to provide for uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(6)    to provide for any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture;

(7)    to add to the covenants of the Issuers or any Subsidiary Guarantor for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuers or any Subsidiary Guarantor;

(8)    to provide for the issuance of Additional Notes in accordance with the terms of this Indenture;

(9)    to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in the “Description of the Notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision this Indenture, the Notes or the Note Guarantees;

(10)    to comply with applicable Gaming Laws, to the extent that such amendment or supplement is not materially adverse to the Holders of the Notes;

(11)    to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under this Indenture of any Holder; or

(12)    to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act, or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

Upon the request of the Issuers accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Sections 7.02 and 9.05 hereof, the Trustee shall join with the Issuers and the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02    With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture (including without limitation, Section 4.09 and Section 4.13 hereof), the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

Upon the request of the Issuers accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 7.02 and 9.05 hereof, the Trustee shall join with the Issuers and the Subsidiary Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)    change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(2)    reduce the principal amount of, or premium, if any, or interest on, any Note;

(3)    change the place of payment of principal of, or premium, if any, or interest on, any Note;

(4)    impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the redemption date) of any Note;

(5)    reduce the above-stated percentages of outstanding Notes the consent of whose holders is necessary to modify or amend this Indenture;

(6)    waive a default in the payment of principal of, premium, if any, or interest on the Notes;

(7)    voluntarily release a Subsidiary Guarantor other than in accordance with this Indenture;

(8)    after the time an Offer to Purchase is required to have been made pursuant to Section 4.09 and Section 4.13 hereof, reduce the purchase amount or price or extend the latest expiration date or purchase date thereunder; or

(9)    reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults.

Section 9.03    Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04    Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05    Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Evidence of such approval shall be delivered to the Trustee with an Officers’ Certificate. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.03 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment or supplement is legal, valid, binding and enforceable in accordance with its terms.

ARTICLE 10

NOTE GUARANTEES

Section 10.01    Guarantee.

(a)    Subject to this Article 10, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture or the Notes as against either of the Issuers or the obligations of the Issuers hereunder or thereunder, that:

(1)     the principal of, premium, if any, on, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on, the Notes, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)    in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)    The Subsidiary Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture as against either of the Issuers, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of either of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)    If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)    Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Note Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

(e)    For the avoidance of doubt, MGP Yonkers shall not be considered Subsidiary Guarantors unless and until Gaming Approval is obtained; provided the Company shall use commercially reasonable efforts to obtain such approval. Upon receipt of such Gaming Approval, MGP Yonkers will automatically become a Subsidiary Guarantor under this Indenture.

Section 10.02    Limitation on Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03    Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.01 hereof, each Subsidiary Guarantor hereby agrees that this Indenture will be executed on behalf of such Subsidiary Guarantor by one of its Officers.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

The Company shall cause each Restricted Subsidiary that is required to become a Subsidiary Guarantor pursuant to Section 4.18 hereof to comply with the provisions of Section 4.18 and this Article 10, to the extent applicable.

Section 10.04    Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05 hereof, no Subsidiary Guarantor may consolidate or merge with or into, or transfer all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than the Company or another Subsidiary Guarantor), unless:

(1)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(2)    such Subsidiary Guarantor is the continuing Person, or the Person (if other than such Subsidiary Guarantor) formed by such consolidation or into which such Subsidiary Guarantor is merged or that acquired or leased such property and assets of such Subsidiary Guarantor is an entity organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of such Subsidiary Guarantor on the Note Guarantees and under this Indenture.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person will succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clause (2) of this Section 10.04, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a

Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or will prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

Section 10.05    Releases.

The Note Guarantee of a Subsidiary Guarantor will automatically terminate and be released upon:

(1)    a sale or other disposition (including by way of consolidation or merger) of the Subsidiary Guarantor, or the Capital Stock of the Subsidiary Guarantor such that the Subsidiary Guarantor is no longer a Restricted Subsidiary, in a transaction that does not violate Section 4.09 hereof;

(2)    the sale or disposition of all or substantially all of the assets of the Subsidiary Guarantor;

(3)    the designation in accordance with this Indenture of the Subsidiary Guarantor as an Unrestricted Subsidiary;

(4)    at such time as such Subsidiary Guarantor is no longer a Subsidiary Guarantor or other obligor with respect to any Credit Facilities or Capital Markets Indebtedness of the Company; or

(5)    defeasance or discharge of the Notes in accordance with Article 8 or Article 11 hereof.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01     Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)    either:

(a)    all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(b)    all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, as determined by the Issuers, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium on, if any, and interest on, the Notes to the date of maturity or redemption;

(2)    in respect of subclause (b) of clause (1) of this Section 11.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings);

(3)    the Issuers or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4)    the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02     Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium on, if any, and interest on, the Notes if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or government securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Subsidiary Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuers have made any payment of principal of, premium on, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or government securities held by the Trustee or Paying Agent.

ARTICLE 12

MISCELLANEOUS

Section 12.01    Notices.

Any notice or communication by the Issuers, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers and/or any Subsidiary Guarantor:

MGM Growth Properties Operating Partnership LP

1980 Festival Plaza Drive, Suite, Suite #750

Las Vegas, Nevada 89135

Facsimile No.: (702) 669-1040

Attention: Chief Financial Officer

With a copy to:

MGM Growth Properties Operating Partnership LP

1980 Festival Plaza Drive, Suite, Suite #750

Las Vegas, Nevada 89135

Facsimile No.: (702) 669-1040

Attention: Corporate Legal

And a copy to:

Milbank LLP 55 Hudson Yards

New York, New York 10001

Attention: Rod Miller, Esq.

If to the Trustee:

U.S. Bank National Association Global Corporate Trust Services

West Side Flats

60 Livingston Avenue

St. Paul, MN 55107

Facsimile No.: (651) 466-7429

Attention: MGM Growth Properties Operating Partnership LP corporate trust administrator

The Issuers, any Subsidiary Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. When the Notes are in global form, all notices to Holders will be sent pursuant to Applicable Procedures, and when done so, such notices will be deemed to have been delivered for purposes of this Indenture.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers mail a notice or communication to Holders, they will mail a copy to the Trustee and each Agent at the same time.

Section 12.02     Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes.

Section 12.03     Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

(1)    an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.04     Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1)    a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.05    Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions; provided that no such rule shall conflict with the terms of this Indenture.

Section 12.06    No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, partner, controlling Person, employee, incorporator or stockholder of the Issuers or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Issuers or the Subsidiary Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.07    Governing Law; Waivers of Jury Trial.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE ISSUERS, THE TRUSTEE, HOLDERS AND EACH OF THE SUBSIDIARY GUARANTORS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREIN.

Section 12.08    No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.09    Successors.

All agreements of the Issuers in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Subsidiary Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 12.10    Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.11    Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.12    Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.13    Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the Patriot Act.

Section 12.14    Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signatures on following page]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the date first above written.

MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP

by MGM Growth Properties OP GP LLC, its general partner

By:	/s/ Andy H. Chien
	Name:	Andy H. Chien
	Title:	Chief Financial Officer and Treasurer

MGP FINANCE CO-ISSUER, INC.

By:	/s/ Andy H. Chien
	Name:	Andy H. Chien
	Title:	Chief Financial Officer and Treasurer

Subsidiary Guarantors:

MGP LESSOR HOLDINGS, LLC

By:	/s/ Andy H. Chien
	Name:	Andy H. Chien
	Title:	Chief Financial Officer and Treasurer

MGP LESSOR, LLC

By:	/s/ Andy H. Chien
	Name:	Andy H. Chien
	Title:	Chief Financial Officer and Treasurer

MGP LESSOR II, LLC

By:	/s/ Andy H. Chien
	Name:	Andy H. Chien
	Title:	Chief Financial Officer and Treasurer

YRL ASSOCIATES L.P.

By:	/s/ Andy H. Chien
	Name:	Andy H. Chien
	Title:	Chief Financial Officer and Treasurer

Subsidiary:

MGP YONKERS REALTY SUB, LLC

By:	/s/ Andy H. Chien
	Name:	Andy H. Chien
	Title:	Chief Financial Officer and Treasurer

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the date first above written.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joshua A. Hahn
	Name:	Joshua A. Hahn
	Title:	Vice President

EXHIBIT A

[Face of Note]

CUSIP/CINS

3.875% Senior Notes due 2029

No.	$ *

MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP

MGP FINANCE CO-ISSUER, INC.

promises to pay to                      or registered assigns,

the principal sum of                      DOLLARS [(as such sum may be increased or decreased as set forth on the Schedule of Exchanges of Interest on the Global Notes attached hereto)]1 on February 15, 2029.

Interest Payment Dates: February 15 and August 15

Record Dates: February 1 and August 1

Dated:

MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP

By:
Name:
Title:

MGP FINANCE CO-ISSUER, INC.

By:
Name:
Title:

[1]	Use this only if the Note is a Global Note.

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[Back of Note]

3.875% Senior Notes due 2029

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)    INTEREST. MGP GROWTH PROPERTIES OPERATING PARTNERSHIP LP, a Delaware limited partnership (the “Company”) and MGP FINANCE CO-ISSUER, INC., a Delaware corporation (the “Co-Issuer,” and, together with the Company, the “Issuers”), promise to pay or cause to be paid interest on the principal amount of this Note at 3.875% per annum from                     ,          until maturity. The Issuers will pay interest semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be                     ,                     . The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate equal to the then applicable interest rate on the Notes to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2)    METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal of, premium on, if any, and interest at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)    PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(4)    INDENTURE. The Issuers issued the Notes under an Indenture dated as of November 19, 2020 (the “Indenture”) among the Issuers, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Issuers. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)    OPTIONAL REDEMPTION.

(A)    At any time prior to November 15, 2028 (the date that is three months prior to the scheduled maturity date of the Notes), the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice to the holders (with a copy to the Trustee), at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus the Applicable Premium as of, and accrued and unpaid interest to the date of redemption (subject to the rights of Holders of Notes on any relevant record date to receive interest due on the applicable interest payment date).

(B)    At any time on or after November 15, 2028 (the date that is three months prior to the scheduled maturity date of the Notes), the Issuers may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice to the holders (with a copy to the Trustee), at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the date of redemption.

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

The Issuers or their affiliates may at any time and from time to time purchase Notes. Any such purchases may be made through open market or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices as well as with such consideration as the Issuers or any such affiliates may determine.

(6)    MANDATORY REDEMPTION. The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)    GAMING REDEMPTION. If any Gaming Authority requires that a Holder or Beneficial Owner of the Notes must be licensed, qualified or found suitable under any applicable Gaming Laws and such Holder or Beneficial Owner:

(A)    fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority, or

(B)    is denied such license or qualification or not found suitable, or if any Gaming Authority otherwise requires that notes from any Holder or Beneficial Owner be redeemed, subject to applicable Gaming Laws, the Issuers shall have the right, at their option: (i) to require any such Holder or Beneficial Owner to dispose of its notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of receipt of such notice or finding by such Gaming Authority, or (ii) to call for the redemption of the Notes of such Holder or Beneficial Owner at a redemption price equal to the least of: (A) the principal amount thereof, together with accrued and unpaid interest to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority, (B) the price at which such Holder or Beneficial Owner acquired the notes, together with accrued and unpaid interest to the earlier of the date of redemption or the date of denial of license or qualification or of the finding of unsuitability by such Gaming Authority, or (C) such other lesser amount as may be required by any Gaming Authority.

The Issuers shall notify the Trustee in writing of any such redemption as soon as practicable. The Holder or Beneficial Owner applying for license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability. Notwithstanding any other provision of the Indenture, immediately upon the imposition of a requirement to dispose of Notes by a Gaming Authority, such Person shall, to the extent required by applicable Gaming Laws, have no further right (i) to exercise, directly or indirectly, through any trustee, nominee or any other person or entity, any right conferred by such Notes or (ii) to receive any interest, dividends or any other distributions or payments with respect to such Notes or any remuneration in any form with respect to such Notes from the Issuers or the Trustee, except the redemption price.

(8)    REPURCHASE AT THE OPTION OF HOLDER.

(A)    Unless (i) the Company has previously or concurrently sent a redemption notice with respect to all existing Notes as set forth in Section 3.07 of the Indenture and all conditions precedent applicable to such redemption notice have been satisfied or (ii) a third party makes an Offer to Purchase the Notes in the manner, at the time and otherwise in compliance with the requirements under the Indenture, the Issuers must commence, within 30 days of the occurrence of a Change of Control, an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the Payment Date.

(B)    If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, if, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not previously subject to an Offer to Purchase pursuant to Section 4.09 of the Indenture totals more than $100.0 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders of the Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in Section 4.09 of the Indenture with respect to an Offer to Purchase or redeem with the proceeds of sales of assets, on a pro rata basis, an aggregate principal amount of Notes and such other pari passu Indebtedness equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes and such other pari passu Indebtedness plus, in each case, accrued interest to the Payment Date.

(9)    NOTICE OF REDEMPTION. At least 30 days (or such shorter notice as may be acceptable to the Trustee) but not more than 60 days before a redemption date, the Company will send a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof, and redemption notices may be sent or given less than 30 days or more than 60 days prior to a redemption if so required by any applicable Gaming Authority in connection with a redemption pursuant to Section 3.09 of the Indenture. Any redemption or purchase of the notes may at the Issuers’ option be subject to one or more conditions precedent. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

(10)    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

[This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.] [INCLUDE IN REGULATION S TEMPORARY GLOBAL NOTE ONLY]

(11)    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(12)    AMENDMENT, SUPPLEMENT AND WAIVER. The Notes are subject to the amendment, supplement and waiver provisions set forth in Article IX of the Indenture.

(13)    DEFAULTS AND REMEDIES. The Events of Default and remedies of the Holders pertaining to the Notes are set forth in Article VI of the Indenture.

(14)    TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(15)    NO RECOURSE AGAINST OTHERS. No director, officer, employee, partner, controlling Person, incorporator or stockholder of the Issuers or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Issuers or the Subsidiary Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(16)    AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17)    ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18)    CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19)    GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

MGM Growth Properties Operating Partnership LP

1980 Festival Plaza Drive, Suite, Suite #750

Las Vegas, Nevada 89135

Facsimile No.: (702) 669-1040

Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.09 or 4.13 of the Indenture, check the appropriate box below:

☐  Section 4.09                         ☐  Section 4.13

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.09 or Section 4.13 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:]

[SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATIONS TEMPORARY GLOBAL NOTE *

The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Restricted Global Note for an interest in this Regulation S Temporary Global Note, have been made]:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

MGM Growth Properties Operating Partnership LP

1980 Festival Plaza Drive, Suite, Suite #750

Las Vegas, Nevada 89135

U.S. Bank National Association

Global Corporate Trust Services

West Side Flats

60 Livingston Avenue

St. Paul, MN 55107

Facsimile No.: (651) 466-7429

Attention: MGM Growth Properties Operating Partnership LP corporate trust administrator

Re:	3.875% Senior Notes due 2029

Reference is hereby made to the Indenture, dated as of November 19, 2020 (the “Indenture”), among MGM Growth Properties Operating Partnership LP, a Delaware limited partnership (the “Company”) and MGP Finance Co-Issuer, Inc., a Delaware corporation (the “Co-Issuer,” and, together with the Company, the “Issuers”), the Subsidiary Guarantors party thereto and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $     in such Note[s] or interests (the “Transfer”), to                     (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐    Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐    Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐    Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)    ☐    such Transfer is being effected pursuant to any other available exemption from the registration requirements of the Securities Act, which certification is supported by an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification) to the effect that such Transfer is in compliance with the Securities Act;

or

(b)    ☐    such Transfer is being effected to the Issuers or a subsidiary thereof;

or

(c)    ☐    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐    Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐    Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐    Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐    Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.    The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(b)	☐ a Restricted Definitive Note.

2.    After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iv)	☐ Unrestricted Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

MGM Growth Properties Operating Partnership LP

1980 Festival Plaza Drive, Suite, Suite #750

Las Vegas, Nevada 89135

U.S. Bank National Association

Global Corporate Trust Services

West Side Flats

60 Livingston Avenue

St. Paul, MN 55107

Facsimile No.: (651) 466-7429

Attention: MGM Growth Properties Operating Partnership LP corporate trust administrator

Re:	3.875% Senior Notes due 2029

Reference is hereby made to the Indenture, dated as of November 19, 2020 (the “Indenture”), among MGM Growth Properties Operating Partnership LP, a Delaware limited partnership (the “Company”) and MGP Finance Co-Issuer, Inc., a Delaware corporation (the “Co-Issuer,” and, together with the Company, the “Issuers”), the Subsidiary Guarantors party thereto and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies that (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

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(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

MGM Growth Properties Operating Partnership LP

1980 Festival Plaza Drive, Suite #750

Las Vegas, Nevada 89135

U.S. Bank National Association

Global Corporate Trust Services

West Side Flats

60 Livingston Avenue

St. Paul, MN 55107

Facsimile No.: (651) 466-7429

Attention: MGM Growth Properties Operating Partnership LP corporate trust administrator

Re:	3.875% Senior Notes due 2029

Reference is hereby made to the Indenture, dated as of November 19, 2020 (the “Indenture”), among MGM Growth Properties Operating Partnership LP, a Delaware limited partnership (the “Company”) and MGP Finance Co-Issuer, Inc., a Delaware corporation (the “Co-Issuer,” and, together with the Company, the “Issuers”), the Subsidiary Guarantors party thereto and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $         aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this clause a notice advising such purchaser that resales thereof are restricted as stated herein.

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3.    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

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EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , among                     (the “Guaranteeing Entity”), a subsidiary of MGP Finance Co-Issuer, Inc., a Delaware corporation (the “Co-Issuer”), MGM Growth Properties Operating Partnership LP, a Delaware limited liability company (the “Company”), the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as Trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November 19, 2020 providing for the issuance of 3.875% Senior Notes due 2029 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Entity shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Entity shall unconditionally guarantee all of the Issuers’ obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Entity and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    AGREEMENT TO GUARANTEE. The Guaranteeing Entity hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuers or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Entity and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                     ,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

[COMPANY]

By:
Name:
Title:

[CO-ISSUER]

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

[TRUSTEE],
as Trustee

By:
Authorized Signatory

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